                               ASSET PURCHASE AGREEMENT


                                     BY AND AMONG


                           PREMIER PARKS ACQUISITION CORP.,

                                 PREMIER PARKS INC.,

                            CONCORD ENTERTAINMENT COMPANY,

                                      FRE, INC.
                       (FAMILY RECREATIONAL ENTERPRISES, INC.),

                            THE SHAREHOLDERS OF FRE, INC.,

                               R&B ENTERTAINMENT, LLC,

                                         AND

                        THE MEMBERS OF R&B ENTERTAINMENT, LLC,


                                   OCTOBER 10, 1996

                                  TABLE OF CONTENTS
                                  -----------------
                                                                            PAGE
                                                                            ----

ARTICLE I   SALE AND PURCHASE. . . . . . . . . . . . . . . . . . . . . . .    1

            SECTION 1.1  Assets to be Sold and Purchased . . . . . . . . .    1
            SECTION 1.2  Assumed Liabilities . . . . . . . . . . . . . . .    4
            SECTION 1.3  Purchase Price. . . . . . . . . . . . . . . . . .    5
            SECTION 1.4  Allocation of the Purchase Price. . . . . . . . .    5
            SECTION 1.5  Closing . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF SELLER,
               FRE AND THE SHAREHOLDERS. . . . . . . . . . . . . . . . . .    6

            SECTION 2.1  Authority Relative to this Agreement. . . . . . .    6
            SECTION 2.2  No Conflicts; Consents. . . . . . . . . . . . . .    6
            SECTION 2.3  Partnership Existence and Power . . . . . . . . .    7
            SECTION 2.4  Formation Documents and Records . . . . . . . . .    7
            SECTION 2.5  Financial Information . . . . . . . . . . . . . .    7
            SECTION 2.6  Liabilities . . . . . . . . . . . . . . . . . . .    8
            SECTION 2.7  Inventory . . . . . . . . . . . . . . . . . . . .    8
            SECTION 2.8  Absence of Certain Changes. . . . . . . . . . . .    8
            SECTION 2.9  The Assets. . . . . . . . . . . . . . . . . . . .    9
            SECTION 2.10  Contracts. . . . . . . . . . . . . . . . . . . .   10
            SECTION 2.11  Intangible Property. . . . . . . . . . . . . . .   11
            SECTION 2.12  Claims and Proceedings . . . . . . . . . . . . .   11
            SECTION 2.13  Tax Matters. . . . . . . . . . . . . . . . . . .   11
            SECTION 2.14  Employee Benefits Plans. . . . . . . . . . . . .   12
            SECTION 2.15  Employee-Related Matters . . . . . . . . . . . .   13
            SECTION 2.16  Insurance. . . . . . . . . . . . . . . . . . . .   14
            SECTION 2.17  Compliance with Laws . . . . . . . . . . . . . .   14
            SECTION 2.18  Permits. . . . . . . . . . . . . . . . . . . . .   15
            SECTION 2.19  Environmental Matters. . . . . . . . . . . . . .   15
            SECTION 2.20  Finders; Fees. . . . . . . . . . . . . . . . . .   16
            SECTION 2.21  Ability to Conduct Business. . . . . . . . . . .   16
            SECTION 2.22  Lease. . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE IIA REPRESENTATIONS AND WARRANTIES OF
                R&B AND THE MEMBERS. . . . . . . . . . . . . . . . . . . .   17

            SECTION 2A.1  Authority Relative to this Agreement . . . . . .   17
            SECTION 2A.2  No Conflicts; Consents . . . . . . . . . . . . .   18
            SECTION 2A.3  Environmental Matters 18
            SECTION 2A.4  Lease. . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT . . . . . .   19

            SECTION 3.1  Authority Relative to This Agreement. . . . . . .   19
            SECTION 3.2  No Conflicts; Consents. . . . . . . . . . . . . .   19
            SECTION 3.3  Corporate Existence and Power . . . . . . . . . .   19
            SECTION 3.4  Finders; Fees . . . . . . . . . . . . . . . . . .   20

ARTICLE IV  COVENANTS AND AGREEMENTS . . . . . . . . . . . . . . . . . . .   20

            SECTION 4.1   Conduct of Business of Seller. . . . . . . . . .   20
            SECTION 4.2   Corporate Examinations and Investigations. . . .   21
            SECTION 4.3   Additional Financial Statements. . . . . . . . .   21
            SECTION 4.4   Filings and Authorizations . . . . . . . . . . .   21
            SECTION 4.5   Efforts to Consummate; Miscellaneous . . . . . .   22
            SECTION 4.6   Negotiations With Others . . . . . . . . . . . .   22
            SECTION 4.7   Notices of Certain Events. . . . . . . . . . . .   23
            SECTION 4.8   Public Announcements . . . . . . . . . . . . . .   23
            SECTION 4.9   Covenant Not-to-Compete. . . . . . . . . . . . .   23
            SECTION 4.10  Expenses.  . . . . . . . . . . . . . . . . . . .   25
            SECTION 4.11  Tax Matters. . . . . . . . . . . . . . . . . . .   25
            SECTION 4.12  Employee Matters . . . . . . . . . . . . . . . .   25
            SECTION 4.13  Certain Renewals . . . . . . . . . . . . . . . .   26
            SECTION 4.14  Collection of Accounts Receivable. . . . . . . .   26
            SECTION 4.15  Transfer Taxes; Allocation . . . . . . . . . . .   26
            SECTION 4.16  Discharge of Potential Liabilities.. . . . . . .   27
            SECTION 4.17  Access.. . . . . . . . . . . . . . . . . . . . .   27
            SECTION 4.18  Structuring. . . . . . . . . . . . . . . . . . .   27
            SECTION 4.19  Admissions . . . . . . . . . . . . . . . . . . .   27

ARTICLE V   CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . .   28

            SECTION 5.1  Conditions to the Obligations of the Parties. . .   28
            SECTION 5.2  Conditions to the Obligations of Seller . . . . .   28
            SECTION 5.3  Conditions to the Obligations of Buyer. . . . . .   29

ARTICLE VI  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .   32

            SECTION 6.1  Survival of Representations and Warranties. . . .   32
            SECTION 6.2  Obligation of Seller, General Partners
               and Principals to Indemnify . . . . . . . . . . . . . . . .   32
            SECTION 6.3  Obligation of Buyer to Indemnify. . . . . . . . .   33
            SECTION 6.4  Notice and Opportunity to Defend Third Party
               Claims. . . . . . . . . . . . . . . . . . . . . . . . . . .   33
            SECTION 6.5  Limits on Indemnification . . . . . . . . . . . .   34
            SECTION 6.6  Adjustment. . . . . . . . . . . . . . . . . . . .   35
            SECTION 6.7  Exclusive Remedy. . . . . . . . . . . . . . . . .   35

ARTICLE VII SPECIFIC PERFORMANCE; TERMINATION. . . . . . . . . . . . . . .   36

            SECTION 7.1  Specific Performance. . . . . . . . . . . . . . .   36
            SECTION 7.2  Termination . . . . . . . . . . . . . . . . . . .   36
            SECTION 7.3  Effect of Termination; Right to Proceed . . . . .   37

ARTICLE VIII MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .   37

            SECTION 8.1  Notices . . . . . . . . . . . . . . . . . . . . .   37
            SECTION 8.2  Entire Agreement. . . . . . . . . . . . . . . . .   39
            SECTION 8.3  Waivers and Amendments; Non-Contractual
               Remedies; Preservation of Remedies. . . . . . . . . . . . .   39
            SECTION 8.4  Governing Law . . . . . . . . . . . . . . . . . .   39
            SECTION 8.5  Binding Effect; No Assignment . . . . . . . . . .   39
            SECTION 8.6  Exhibits. . . . . . . . . . . . . . . . . . . . .   40
            SECTION 8.7  Severability. . . . . . . . . . . . . . . . . . .   40
            SECTION 8.8  Counterparts. . . . . . . . . . . . . . . . . . .   40
            SECTION 8.9  Third Parties . . . . . . . . . . . . . . . . . .   40
            SECTION 8.10  Further Assurances . . . . . . . . . . . . . . .   40
            SECTION 8.11  Title and Risk of Loss.. . . . . . . . . . . . .   40

ARTICLE IX  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . .   41

            SECTION 9.1  Definitions . . . . . . . . . . . . . . . . . . .   41
            SECTION 9.2  Interpretation. . . . . . . . . . . . . . . . . .   46

                               ASSET PURCHASE AGREEMENT


            ASSET PURCHASE AGREEMENT, dated as of October 10, 1996, by and among Premier Parks Acquisition Corp., a New York corporation ("BUYER"), Premier Parks Inc., a Delaware corporation ("PARENT"), Concord Entertainment Company, a California general partnership ("SELLER"), FRE, Inc. (Family Recreational Enterprises, Inc.), a Missouri corporation and a general partner of Seller ("FRE"), R&B Entertainment, LLC, a California limited liability company and a general partner of Seller ("R&B," and together with FRE, the "GENERAL PARTNERS"), the shareholders of FRE listed on the signature page hereof (the "SHAREHOLDERS") and the members of R&B listed on the signature page hereof (the "MEMBERS"). The Members and the Shareholders, who are parties to this Agreement for purposes of Sections 2.1, 2.2, 2A.1, 2A.2 (as applicable), 4.6 and 4.9 and
Article VI only, are sometimes collectively referred to herein as the "PRINCIPALS."


                                 W I T N E S S E T H:


            WHEREAS, Seller owns and, together with FRE as agent of Seller under the Management Agreement, operates Waterworld USA/Concord (the "PARK"), such ownership and operations being referred to herein as the "BUSINESS;" and

            WHEREAS, Seller desires to sell and assign, and Buyer desires to purchase and assume, substantially all of the assets and certain liabilities relating to the Business upon and subject to the terms and conditions hereinafter set forth;


            NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:


                                      ARTICLE I

                                  SALE AND PURCHASE

     SECTION 1.1  ASSETS TO BE SOLD AND PURCHASED.

          (a) Subject to Section 1.1(b) and the other terms and conditions hereof, Seller shall sell, assign, transfer, convey and deliver to Buyer free and clear of all Liens (other than Permitted Liens), and Buyer shall purchase from Seller, all of the property, assets and rights used or held for use in the Business (collectively, the "ASSETS") including:

            (i) all of Seller's rights, title and interest in and to the real property leased by Seller and used in the Business (the "LAND"), and all of Seller's rights, title and interest in and to all buildings, improvements and fixtures constructed thereon (the "IMPROVEMENTS," and together with Land, the "REAL PROPERTY");

           (ii) all of Seller's rights, title and interest in and to the rides, machinery, equipment, tools, supplies, spare parts, rolling stock, furniture and other tangible personal property used or held for use in the Business (the "EQUIPMENT") on the Closing Date;

          (iii) all proceeds from the sale of season passes and any other pre-sold tickets ("PREPAID DEPOSITS") with respect to the 1997 season of the Park as of the Closing Date;

           (iv) all of Seller's and the General Partners' rights, title and interest in, to and under all patents, patent applications, trade names, trademarks, copyrights, servicemarks, trademark and servicemark registrations and applications (including, without limitation, all of Seller's rights to use the name "Waterworld USA" and any derivation thereof), whether or not used in the Business;

            (v) all of Seller's and the General Partners' rights in, to and under trade secrets, formulae and specifications and technical know-how, whether currently being used or under development, including engineering and other drawings, data, design and specifications, product literature and related materials, in each case which are owned or licensed by Seller as of the Closing Date (together with the intellectual property described in Section 1.1(a)(iv), the "INTELLECTUAL PROPERTY RIGHTS") and all of Seller's and the General Partners' books, records and computer programs relating thereto;

           (vi) all of Seller's rights in, to and under the goodwill of the Business;

          (vii) Seller's rights under all Contracts listed on SCHEDULE 1.1(A)(VII) including, but not limited to, the Lease (the "TRANSFERRED CONTRACTS") and all prepaid expenses, claims and other prepayments, including security deposits and other retentions held by third parties, with respect to the Transferred Contracts as of the Closing Date, provided, however, that the Transferred Contracts shall not include any Contract providing for the payment to any Affiliate of Seller or the General Partners;

         (viii) all of Seller's Inventory, wherever located, with respect to the Business as such exists on the Closing Date;

           (ix) all of Seller's rights under all governmental licenses, certificates, permits and approvals relating to or necessary to the conduct of the Business as of the Closing Date, to the extent such items are transferable (the "PERMITS");

            (x) all transferable warranties and guarantees pertaining to the Assets; and

           (xi) all books and records relating to the Business and the Assets (whether kept or maintained by Seller, either of the General Partners or any third party) including, without limitation, copies of lists of customers and suppliers; admission tickets, season passes, records with respect to costs, Inventory and Equipment; business development plans; advertising materials, catalogues, correspondence, mailing lists, photographs, sales materials and records; purchasing materials and records; personnel records with respect to employees of the Business; media materials and plates; sales order files; ledgers and other books of account; plans, specifications, surveys, reports and other materials relating to the Real Property; other records required to continue the Business as heretofore and now being conducted by or on behalf of Seller; and all software programs, computer printouts, databases and related items used in the Business.

          (b) The Assets shall exclude the following assets and property (the "EXCLUDED ASSETS"):

            (i) all of Seller's rights, title and interest in and to the Transaction Documents;

           (ii) cash on hand, cash equivalents, investments (including, without limitation, stock, debt instruments, options and other instruments and securities) and bank deposits of Seller as of the Closing Date;

          (iii)     all of the accounts receivable of Seller as of the Closing
Date;

           (iv) Tax refunds and recoveries and similar benefits of Seller which relate to any period prior to the Closing Date and all of Seller's income Tax Returns and records as of the Closing Date;

            (v) all partnership records of Seller including, without limitation, the minute books regarding meetings of the partners;

           (vi) Seller's and the General Partners' rights under any Employee Benefit Plans;

          (vii) all of Seller's rights under any Insurance Policies or other Contracts, other than the Transferred Contracts;

         (viii) all of the licenses issued by the California Alcohol and Beverage Commission; and

           (ix) all assets relating exclusively to any of Seller's operations, other than the Business.

     SECTION 1.2  ASSUMED LIABILITIES.

          (a) Subject to the provisions of Section 1.2(b), Buyer shall assume, pay, fulfill, perform or otherwise discharge the liabilities and obligations of Seller arising and to be performed after the Closing under the Transferred Contracts (the "ASSUMED LIABILITIES").

          (b) Buyer shall not assume or be bound by or otherwise be responsible for any duties, responsibilities, obligations or Liabilities of Seller of any kind or nature, known, unknown, contingent or otherwise, other than Liabilities expressly assumed by it pursuant to Section 1.2(a). Without limiting the generality of the foregoing, except as otherwise provided in this Agreement, Buyer shall not assume, undertake or accept any duties, responsibilities, obligations or Liabilities of Seller (whether existing now or at the Closing or that may arise in the future) with respect to:

            (i) any Liabilities of Seller, the General Partners or their Affiliates relating to the ownership or operation of the Assets or the Business on or prior to the Closing Date;

           (ii) any Liabilities of Seller, the General Partners or their Affiliates relating to the ownership or operation of the Excluded Assets and the operations of Seller, the General Partners and their Affiliates other than the Business;

          (iii) all accounts payable relating to the Business incurred on or prior to the Closing Date;

           (iv)     any Environmental Liabilities;

            (v) Liabilities and obligations under Contracts that are not Transferred Contracts including Liabilities under the Management Agreement;

           (vi) Liabilities and obligations (A) arising or to be performed at or prior to the Closing under the Transferred Contracts, (B) relating to any rental or other payment under the Lease which is based on or related to the revenues or other results of operations of the Business during its 1996 season ("PERCENTAGE RENT"), whether payable prior to, on or after the Closing Date, or
(C) arising out of a breach or default by Seller or the General Partners at or prior to the Closing (including any event occurring prior to the Closing that with the passage of time or giving of notice, or both, would become a breach or default under any Transferred Contract);

          (vii) Liabilities and obligations with respect to any Claims, whether existing on the date hereof or arising hereafter, arising out of ownership of the Assets or the operation of the Business on or prior to the Closing;

         (viii) except as otherwise provided in this Agreement, Liabilities and obligations to persons employed by Seller or FRE in connection with the Business at any time prior to the Closing (or any of such employee's beneficiaries, heirs or assignees) arising out of such employee's employment, including the 1996 Bonuses;

           (ix) Liabilities and obligations with respect to any federal, state, local or foreign income, profits, franchise, sales or similar Tax relating to the ownership of the Assets or the conduct of the Business on or prior to the Closing or arising out of the Contemplated Transactions; and

            (x)     any Liabilities in respect of any Debt of the Seller,

all such duties, responsibilities, obligations or liabilities described in this
Section 1.2(b) being referred to herein as "RETAINED LIABILITIES."

As used herein, "ENVIRONMENTAL LIABILITIES" means any Liabilities, obligations, responsibilities, obligations to conduct remedial actions, losses, damages, punitive damages, consequential damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies), fines, penalties, and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present, or future, resulting from any claim or demand by any person, whether based in contract, tort, implied or express warranty, strict liability, common law, criminal or civil statute, including any Environmental Law, arising solely out of the ownership or the operation by the Seller, the General Partners or their Affiliates of the Assets or the Business, in connection with environmental, health or safety conditions at the Park or the manufacture, refining, storage, disposal or treatment of Hazardous Substances by or on behalf of Seller.

     SECTION 1.3  PURCHASE PRICE.

          (a) The purchase price for the Assets (including the Inventory) shall be $8,180,000 (the "PURCHASE PRICE") payable as provided in Section 5.2(c).

          (b) On or prior to the Closing Date, Buyer and Seller and an escrow agent selected by Buyer and Seller ("ESCROW AGENT") will execute and deliver an escrow agreement ("ESCROW AGREEMENT") substantially in the form of EXHIBIT 1.3 hereto pursuant to which Buyer will deliver to Escrow Agent an amount out of the Purchase Price equal to $409,000 (the "ESCROW FUNDS"), which amount will provide a non-exclusive fund for a period of 18 months following the Closing for the payment of any Losses for which Buyer may be entitled to indemnification as and to the extent provided in Article VI.

     SECTION 1.4 ALLOCATION OF THE PURCHASE PRICE. The Purchase Price shall be allocated among the Assets and the covenant contained in Section 4.9 hereof in the manner set forth on SCHEDULE 1.4 for all purposes, and each of the parties shall make all appropriate tax and other filings on a basis consistent with such allocation. The parties shall exchange drafts of any information returns required by Section 1060 of the Code, and all similar state statutes, ten days prior to filing any such return.

     SECTION 1.5 CLOSING. Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets contemplated hereby (the "CLOSING") shall take place at 10:00 a.m., local time, at the offices of Baer Marks & Upham LLP, 805 Third Avenue, New York, New York 10022 no later than the fifth business day (but not earlier than October 31, 1996) following the satisfaction or waiver of the conditions specified in Article V (other than conditions requiring the delivery of the Purchase Price, the Assets or certificates, instruments and documents referenced in Section 5.2(e) and
Section 5.3(i), excluding the Lease Documents) (the "CLOSING DATE").


                                      ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF SELLER,
                               FRE AND THE SHAREHOLDERS

     Seller and FRE, jointly and severally, represent and warrant to Buyer, and each Shareholder, severally, represents and warrants to Buyer (but only with respect to matters set forth below in Sections 2.1 and 2.2 relating to such Shareholder), that:

     SECTION 2.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Seller, FRE and each Shareholder have full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document to which each is or, at the Closing, will be a party and to consummate the transactions contemplated hereby and thereby (the "CONTEMPLATED TRANSACTIONS"). The execution and delivery of this Agreement and the consummation of the Contemplated Transactions to which Seller, FRE or any Shareholder is or, at the Closing, will be a party have been duly and validly authorized by Seller, FRE and such Shareholder, and no other proceedings on the part of Seller, FRE or such Shareholder (or any other person) are necessary to authorize the execution and delivery by Seller, FRE or such Shareholder of this Agreement or the consummation of the Contemplated Transactions to which Seller, FRE or such Shareholder is or, at the Closing, will be a party. This Agreement has been and, at the Closing, the other Transaction Documents to which Seller, FRE or any Shareholder is a party will have been, duly and validly executed and delivered by Seller, FRE and such Shareholder, and (assuming the valid execution and delivery thereof by the other parties thereto) constitute or will at the Closing constitute, as the case may be, the legal, valid and binding agreements of Seller, FRE and such Shareholder enforceable against Seller, FRE or such Shareholder in accordance with their respective terms except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

     SECTION 2.2 NO CONFLICTS; CONSENTS. The execution, delivery and performance by Seller, FRE and each Shareholder of this Agreement and each other Transaction Document to which each is or will be a party or the consummation of the Contemplated Transactions does not and will not (i) violate any provision of the Agreement of General Partnership (or certificate of incorporation, by-laws or other comparable instruments) of Seller, FRE or any corporate Shareholder;
(ii) require Seller, FRE, any Shareholder or any other Affiliate of Seller to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except for compliance with the HSR Act and except as set forth on SCHEDULE 2.2 (the "SELLER REQUIRED CONSENTS"); (iii) if Seller Required Consents are obtained prior to Closing, violate, conflict with or result in a breach or default under (after the giving of notice or the passage of time or both), or permit the termination of, any Contract of a type required to be listed on SCHEDULE 2.10 to which Seller, FRE or any Shareholder is a party or by which it or its assets may be bound or subject, or result in the creation of any Lien upon the Assets pursuant to the terms of any such Contract; (iv) if Seller Required Consents are obtained prior to Closing, violate any Law or Order of any Governmental Body against, or binding upon, Seller, FRE, any Shareholder or upon the Assets or the Business; or (v) if Seller Required Consents are obtained prior to Closing, violate or result in the revocation or suspension of any Permit.

     SECTION 2.3 PARTNERSHIP EXISTENCE AND POWER. Seller is a general partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite powers and all material Permits required to carry on the Business as now conducted. Except as set forth on SCHEDULE 2.3, Seller does not own any equity interest or equity investment in any other person.

     SECTION 2.4 FORMATION DOCUMENTS AND RECORDS. (a) Seller has heretofore delivered to Buyer true and complete copies of all filings made with any Governmental Body in connection with its formation and the Agreement of the General Partnership of Seller as in effect on the date hereof and all other Contracts between Seller and either General Partner.

          (b) All financial, business and accounting books, ledgers, accounts and official and other records relating to Seller have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein.

     SECTION 2.5 FINANCIAL INFORMATION. (a) Seller has previously furnished to Buyer true and complete copies of (i) Seller's audited financial statements at and for the year ended December 31, 1995 (the "ANNUAL STATEMENTS"),
(ii) Seller's unaudited financial statements at and for each calendar month of 1996 and 1995 through August 31, 1996 (the "INTERIM STATEMENTS"), and (iii) all management letters, audit letters and attorney audit response letters issued in connection with Seller's audited financial statements for the year ended December 31, 1995. The Annual Statements have been prepared in accordance with GAAP consistently applied as set forth in the notes thereto and were audited by Mowatt, Mackie & Anderson (without qualification in the report thereof). Each delivered financial statement presents fairly the financial position of Seller as of its date, and its earnings, changes in partners' equity and cash flow for the periods then ended. Each delivered balance sheet fully sets forth all assets and Liabilities of Seller existing as of its date which, under GAAP, should be set forth therein, and each delivered statement of earnings sets forth the items of income and expense of Seller which should appear therein under GAAP.

          (b) SCHEDULE 2.5 accurately sets forth the attendance (by month) at the Park included in the Business during 1993, 1994 and 1995 and each calendar month of 1996 ending prior to the date hereof and by week for each full week prior to the date hereof of the current calendar month.

     SECTION 2.6 LIABILITIES. Except as and to the extent reflected in the audited balance sheet of Seller ("the LATEST BALANCE SHEET") at December 31, 1995 ("the LATEST BALANCE SHEET DATE") referred to in Section 2.5, Seller did not have, as of the Latest Balance Sheet Date, any Liabilities or obligations (other than obligations of continued performance under Contracts and other commitments and arrangements entered into in the ordinary course of business); and except as described in SCHEDULE 2.6 hereto, Seller has not incurred any Liabilities since the Latest Balance Sheet Date except (i) current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practice and (ii) Liabilities reflected on any balance sheet included in the Interim Statements delivered to Buyer prior to the date hereof.

     SECTION 2.7 INVENTORY. SCHEDULE 2.7 sets forth a true and complete list of Inventory by category as of the date hereof (including an aging schedule showing all items over 60 days old). All Inventory consists of items which are good and merchantable and of a quantity and quality usable or saleable in the ordinary course of the Business consistent with past practices.

     SECTION 2.8 ABSENCE OF CERTAIN CHANGES. Since the Latest Balance Sheet Date, except as disclosed in SCHEDULE 2.8, the Business has been conducted in the ordinary course consistent with past practices and there has not been:

          (a) Any material adverse change in the Assets or any material adverse change in the condition (financial or otherwise), results of operations or prospects of the Seller or the Business (collectively, the "CONDITION OF THE BUSINESS") or any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change.

          (b) Any transaction or Contract with respect to the purchase, acquisition, lease, disposition or transfer of any Assets or to any capital expenditure relating to the Business (in each case, other than as disclosed in any Interim Statement delivered to Buyer prior to the date of this Agreement or transactions or Contracts entered into in the ordinary course of the Business in accordance with past practice).

          (c) Any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking affecting the Business or Seller to the extent material to the Business;

          (d) Any change in any method of accounting or accounting practice by Seller;

          (e) Except as set forth in SCHEDULE 2.14 OR 2.15, any increase in the compensation payable or to become payable to any officer, stockholder, director, consultant, agent or employee of the Business, or any alteration in the benefits payable to any thereof;

          (f) Any material adverse change in the relationships of Seller or FRE with the customers, suppliers and vendors of the Business; or

          (g) Except for any changes made in the ordinary course of Business, any material change in any of Seller's business policies, including advertising, marketing, pricing, purchasing, personnel, returns or budget policies.

     SECTION 2.9 THE ASSETS. (a) SCHEDULE 2.9 sets forth a complete list and description of the Real Property. Seller has a valid leasehold interest in and to the Land and good, marketable and insurable title to the Improvements, in each case, free and clear of all Liens of any nature whatsoever, other than
(i) Liens securing or relating to Assumed Liabilities, (ii) Liens for current Taxes not yet due and payable and (iii) in the case of the Land, easements, covenants, restrictions and other similar encumbrances of record listed on
SCHEDULE 2.9, which do not relate to any Retained Liabilities and do not materially interfere with the use of the Land or impair the conduct of the Business (collectively, "PERMITTED LIENS"). SCHEDULE 2.9 sets forth with respect to such Real Property a list of all title insurance policies, appraisal reports, surveys and engineering and environmental reports (including, without limitation, seismic and structural reports) held or controlled by Seller or FRE, copies of which have been provided to Buyer. All Improvements located on the Real Property are in good operating condition (subject to normal wear and tear) with no structural or other defects known to Seller or FRE that could interfere in any material respect with the operation of the Business, are located within applicable boundary lines and are suitable for the purposes for which they are currently used. The Business is not in violation in any material respect of any building, zoning, anti-pollution, health, occupational safety or other Law, Order Permit or non-transferable license in respect of the Real Property.
Except as disclosed on SCHEDULE 2.9, no person, other than Seller, has any right to occupy or possess any of the Real Property. To Seller's best knowledge, the Real Property complies with the California Subdivision Map Act and no portion of the Real Property is located within a "Special Studies Zone" as designated under the Alquist-Priolo Special Studies Zone Act, Sections 2621-2630, inclusive, of the California Public Resources Code. To Seller's best knowledge, no Improvements are constructed of unreinforced masonry, and the Improvements currently comply with all seismic upgrade, retrofit and condition requirements of applicable laws and regulations. To Seller's best knowledge, there exist no structural conditions with respect to the Improvements or the Equipment and no soil or other conditions with respect to the Land that could increase the probability of material damage to the Improvements or the Equipment as a result of earthquake or other seismic activity.

          (b) Seller has good and marketable title to (or valid leasehold interest in) all Equipment used in the Business, free and clear of all Liens except Permitted Liens. The Equipment constituting a part of the Assets (whether owned or leased) has been well-maintained in accordance with industry standards, is in good condition and repair (subject to normal wear and tear) and is, in the aggregate, adequate in quantity and quality for the operation of the Business as presently conducted. The Assets that are amusement rides or other equipment have, in the aggregate been operated and maintained in accordance with industry practice. SCHEDULE 2.9 contains a list and description of all Equipment with a book value (before depreciation) of $50,000 or more and indicates the Equipment listed thereon that is leased.

          (c) Seller has good and marketable title to the Assets (other than the Real Property and Equipment) free and clear of any Liens other than Permitted Liens.

     SECTION 2.10 CONTRACTS. (a) SCHEDULE 2.10 sets forth an accurate and complete list of all Contracts relating to the Business to which Seller or FRE is a party or by which Seller, FRE or their respective assets are bound or subject, except for those Contracts with persons who are not Affiliates of the Seller, FRE or any Shareholder relating solely to the purchase or sale of property (other than the Real Property) or services by or on behalf of Seller in the ordinary course of the Business which (i) require Seller to make or receive payments not in excess of $40,000 and (ii) have a remaining term of less than twelve months on the date of this Agreement or are terminable by Seller without penalty during such period. Schedule 2.10 also includes a brief description of the Lease and all other Contracts relating to the Real Property. True and correct copies of all written Contracts listed on such Schedule and summaries of the material provisions of all oral Contracts so listed have been delivered to Buyer.

          (b) All Contracts listed on SCHEDULE 2.10 are valid, subsisting, in full force and effect and binding upon Seller or FRE, as the case may be, and, to the knowledge of Seller and FRE, the other parties thereto in accordance with their terms. Neither Seller nor FRE is in default (or alleged default) under any such Contract in any material respect, nor, to the knowledge of Seller or FRE, is any other party thereto in default thereunder in any material respect and to the knowledge of Seller and FRE, there is no condition that with notice or the lapse of time or both would constitute a material default (or give rise to a termination right) under any such Contract. To the knowledge of Seller or FRE, none of the other parties to any Transferred Contract intends to terminate or materially alter the provisions thereof by reason of the Contemplated Transactions or otherwise. Since the Latest Balance Sheet Date, neither Seller nor FRE has waived any material right under any Transferred Contract, materially amended or extended beyond December 31, 1996 any such Transferred Contract or terminated or failed to renew (or received notice of termination or failure to renew with respect to) any such Transferred Contract.

     SECTION 2.11 INTANGIBLE PROPERTY. SCHEDULE 2.11 sets forth all Intellectual Property Rights, including a copy of all registrations and applications with respect thereto filed with or issued by any Governmental Body. The Contemplated Transactions will not have an adverse effect on the right, title and interest of Buyer as of the Closing Date in and to the Intellectual Property Rights. Except as set forth on SCHEDULE 2.11, (i) neither Seller nor FRE has received any written notice of invalidity, infringement or misappropriation from any third party with respect to any Intellectual Property Rights; (ii) to the knowledge of Seller and FRE, Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any third parties; and (iii) to the knowledge of Seller and FRE, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property Rights of Seller.

     SECTION 2.12 CLAIMS AND PROCEEDINGS. Except as set forth on SCHEDULE 2.12(a), there are no outstanding Orders of any Governmental Body against or involving Seller, FRE, the Assets or the Business. Except as set forth on
SCHEDULE 2.12(b), there are no actions, suits, claims or counterclaims or legal, administrative, governmental, arbitral or other proceedings or investigations (collectively, "CLAIMS") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or to the knowledge of Seller or FRE threatened on the date hereof, against or involving Seller, FRE, the Assets or the Business. Except as set forth on SCHEDULE 2.12(c), at the Closing there will be no such Claims pending or, to the knowledge of Seller or FRE, threatened, other than Claims that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Condition of the Business. Except as set forth on SCHEDULE 2.12(d), to the knowledge of Seller or FRE, on the date hereof, there is no fact, event or circumstances that would give rise to any Claim. As of the Closing, there will exist no such fact, event or circumstance known to Seller that would give rise to any Claim that, if pending or threatened on the Closing Date, could reasonably be expected to have a material adverse effect on the Condition of the Business.

     SECTION 2.13 TAX MATTERS. (a) Except as disclosed on SCHEDULE 2.13, all Tax Returns required to be filed by Seller (or its predecessors) on or before the Closing Date have been or shall be timely filed and all Taxes which are due have been or shall be paid. All Taxes of Seller and the General partners attributable to the Business for periods ending on or before the Closing Date which are not yet due have been adequately provided for. As of the time of filing, the Tax Returns correctly reflected (and, as to any Tax Returns not filed as of the date thereof will correctly reflect) the facts regarding the income, Business, assets, operations, activities and status of Seller. There are no Tax Liens upon any assets of Seller except for Liens for current Taxes not yet due and payable. All amounts required to be withheld by Seller from employees for income Taxes, social security and other payroll Taxes have been collected and withheld, and either paid to the respective Governmental Bodies, set aside in accounts for such purpose, or have been or will be accrued, reserved against and entered upon the books and records of Seller. All Taxes which are due and payable by Seller under the Lease for the period prior to and including the Closing Date have been or shall be paid prior to Closing. Except for sales Taxes which result from the consummation of the Contemplated Transactions, Seller has collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to have been collected on or prior to the Closing Date and has been furnished properly completed exemption certificates for all exempt transactions. Seller has maintained and has in its possession all records, supporting documents and exemption certificates required by applicable sales Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the Closing Date. Neither Seller (or any of its predecessors) nor FRE is a party to or has received any notice with respect to any proposed or pending examination, investigation, audit, action or Claim by any Tax Authority relating to Taxes, nor is party to any dispute or, to the knowledge of Seller and FRE, threatened dispute with respect thereto and no Claim for assessment or collection of Taxes has been made upon Seller. SCHEDULE
2.13 includes a description of all such past examinations, investigations, audits, actions or Claims within the past three years. Seller is not a "foreign person" within the meaning of section 1445 of the Code, and Seller will furnish Buyer with an affidavit that satisfies the requirements of section 1445 (b) (2) of the Code. Seller is not and has never been a member of or included in any consolidated, combined or unitary group for purposes of filing Tax Returns or paying Taxes at any time. Seller has no Liability for Taxes of any other person under Treasury Regulation section 1.1502-6 (or any similar provision of state or foreign law), or as a transferee of such person, or under any other provision of Law or Tax sharing, Tax indemnity or similar Contract.

          (b) Buyer shall deduct and withhold three and one-third percent (3-1/3%) of the purchase price for the Real Property unless Seller provides Buyer prior to closing with a duly-executed withholding exemption certificate (California Department of Revenue Form 590-RE), or in the event that Seller is a non-California resident, a certificate issued by the California Franchise Tax Board pursuant to California Revenue and Taxation Code Sections 18662 and 18668 stating either the amount of withholding required from Seller's proceeds or that Seller is exempt from such withholding requirement, in which case such other stated amount shall be withheld.

     SECTION 2.14 EMPLOYEE BENEFITS PLANS. (a) SCHEDULE 2.14 lists all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans, other employee benefit plans, contracts or arrangements including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (the "EMPLOYEE BENEFIT PLANS") which cover any current or former employee, officer, director or consultant of Seller or any portion of the Business. SCHEDULE 2.14 separately identifies all Deferred Compensation Liabilities and all Employee Benefit Plans providing retiree benefits and a calculation of the present value of all retiree Liabilities. All Employee Benefit Plans have been established and maintained in all material respects in accordance with their terms. No Employee Benefit Plan is or was collectively bargained for. The Employee Benefit Plans which are described in Section 3(3) of ERISA (the "ERISA PLANS") are in compliance in all material respects with all provisions of ERISA, other applicable Laws and, if intended to be tax qualified, Sections 401(a) and 501(a) of the Code. All

ERISA Plans which are intended to qualify under Section 401(a) of the Code have been submitted to and approved under Section 401(a) of the Code by the IRS and, to the best knowledge of Seller and FRE, nothing has occurred which would cause the loss of such tax qualification. No Liability under ERISA has been or is expected to be incurred by Seller, FRE, or any Affiliate thereof with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with Seller or FRE under Section 4001 of ERISA or Section 414 of the Code (an "ERISA AFFILIATE"). Seller, FRE and their Affiliates have not incurred and do not expect to incur any Liability with respect to a multi-employer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate) and have not made or are obligated to make any contributions to any multi-employer plan. All contributions required to be made under the terms of any Employee Benefit Plan have been timely made or have been duly provided for. No single-employer plan of Seller, FRE or any ERISA Affiliate thereof has any unfunded pension liability or any "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. No Reportable Event has occurred with respect to any ERISA Plan. Neither Seller nor FRE or their Affiliates has provided, or is required to provide, security to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a) of the Code. Seller, FRE and each ERISA Affiliate have paid all premiums (together with any interest, charges or penalties for late payment thereon) required to be paid to the Pension Benefit Guaranty Corporation with respect to each ERISA plan for which such premiums are required. To the best knowledge of Seller and FRE, no ERISA Plan has engaged in any transaction described in Section 406 or 407 of ERISA or Section 4975 of the Code. Each ERISA Plan has at all times complied with the bonding requirements of Section 412 of ERISA. Each Employee Benefit Plan can be unilaterally terminated without penalty by Seller or FRE, as the case may be, on no more than sixty (60) days' notice. There are no pending or, to the knowledge of Seller or FRE, threatened Claims relating to any Employee Benefit Plan, other than routine Claims for benefits in the ordinary course, asserted against (i) any Employee Benefit Plan or its assets, (ii) Seller, FRE or any ERISA Affiliate or (iii) any fiduciary, for which Seller or FRE may be directly or indirectly liable, through indemnification obligations or otherwise.

          (b) With respect to each Employee Benefit Plan, Seller has made available to Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate and complete description) thereof (including all amendments thereto which will become effective at a later date) and, to the extent applicable, (i) any related trust agreement, annuity contract or other funding instrument; (ii) the most recent summary plan description; (iii) the most recent annual report form (FORM 5500 series), financial statement and actuarial report; and (iv) the most recent IRS determination letter.

     SECTION 2.15 EMPLOYEE-RELATED MATTERS. (a) SCHEDULE 2.15 contains a true and correct list of all officers, directors, full-time employees and consultants of Seller or the Business, including any agreement relating thereto, and a description of the rate and nature of all compensation payable by or on behalf of Seller to each such person.

SCHEDULE 2.15 also contains a description of all existing severance, accrued vacation policies or retiree benefits of any current or former officer, director, employee or consultant (to the extent not included on SCHEDULE 2.14). Except as set forth on such Schedule, the employment or consulting arrangement of all such persons and all part-time employees of Seller is terminable at will.

          (b) Except as set forth in SCHEDULE 2.15, (i) neither Seller nor FRE is a party to any Contract with any labor organization or other representative of its employees; (ii) there is no unfair labor practice charge or complaint pending or, to the knowledge of Seller or FRE, threatened against Seller or FRE relating to any employee of the Business; (iii) neither Seller nor FRE has experienced any labor strike, slowdown, work stoppage or similar material labor controversy within the past three years relating to the Business; (iv) no representation question has been raised respecting any of Seller's employees working within the past three years, nor, to the knowledge of Seller or FRE, are there any campaigns being conducted to solicit authorization from such employees to be represented by any labor organization; (v) no Claim before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization, other representative of the employees of Seller or any Governmental Body, is pending or, to the knowledge of Seller or FRE, threatened against Seller or FRE; (vi) neither Seller nor FRE is a party to, or otherwise bound by, any Order relating to its employees or employment practices; and (vii) except with respect to ongoing disputes of a routine nature involving immaterial amounts, Seller has paid or caused to be paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees.

     SECTION 2.16 INSURANCE. SCHEDULE 2.16 sets forth a list of all insurance policies, fidelity and surety bonds and fiduciary liability policies ("the INSURANCE POLICIES") covering the Assets, the Business, operations, employees, officers, managers and directors of Seller and FRE and true and complete copies of all such Insurance Policies have been delivered to Buyer. SCHEDULE 2.16 also sets forth a true and complete list of Claims made in respect of Insurance Policies during the three years prior to the date hereof. True and correct copies of all loss runs with respect to such period have been delivered to Buyer. There is no Claim by or on behalf of Seller pending under any of such Insurance Policies, and the Lease with respect thereto, as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or any requirement by any insurer to perform work which has not been satisfied. All premiums payable on or before the Closing Date under all Insurance Policies have been paid and Seller is otherwise in compliance in all material respects with the terms and conditions of all such Insurance Policies. All Insurance Policies are in full force and effect.

     SECTION 2.17 COMPLIANCE WITH LAWS. Neither Seller nor FRE is in violation in any material respect of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "ORDERS"), or any material law, statute, code, ordinance, rule, regulation or other requirement, including any Environmental Laws (collectively, "LAWS"), of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "GOVERNMENTAL BODIES") affecting the Assets or the Business.

     SECTION 2.18 PERMITS. Seller and FRE have obtained all Permits and non-transferable licenses, and have made all required registrations and filings with, any Governmental Body that are material to the use and occupancy of the Real Property or the conduct of the Business. All material Permits and non-transferable licenses are listed on SCHEDULE 2.18 and are in full force and effect; no material violations are or have been recorded in respect of any Permit or non-transferable license within three years prior to the Closing Date; and no proceeding is pending or, to the knowledge of Seller or FRE, threatened to revoke or limit any Permit or non-transferable license. Except as listed on
SCHEDULE 2.18, no Permit will terminate by reason of the Contemplated Transactions.

     SECTION 2.19 ENVIRONMENTAL MATTERS. Except as referenced in SCHEDULE 2.19: (a) there has been, directly or indirectly, no use, manufacture, generation, refining, storage, transport, disposal or treatment of Hazardous Substances by or on behalf of Seller (or, to the knowledge of Seller or FRE, any predecessor in interest), or any Release at, on or under any Real Property by or on behalf of Seller, or, to the knowledge of Seller or FRE, by any other person, in violation of any Environmental Law or which would require remedial action under any Environmental Law; neither Seller nor FRE has contaminated the soil, ground water or surface water, and to the knowledge of Seller and FRE, none of the soil, ground water or surface water of such Real Property is or has been contaminated by any Release.

          (b) No portion of the Real Property has ever been used as a petroleum storage, refining or distribution facility or terminal, or a gasoline station by Seller, FRE, or any tenant or licensee of Seller or FRE thereat.

          (c) As to the ownership or operation of the Assets or the Business, Sellers and FRE have not created, suffered or permitted, and have not received any written notice of (i) any alleged violation with respect to any Environmental Law; or (ii) any prior, pending or threatened Regulatory Action or other Claim involving any such party or any present or former owner, lessee or operator of the Real Property.

          (d) (i) There are no incinerators, septic tanks, underground or aboveground tanks or cesspools, pipes or pipelines for the storage or transportation of Hazardous Materials, including without limitation, heating oil, fuel oil, gasoline and/or other petroleum products, whether such tanks, pipelines or pipes are in operation, closed or abandoned (the "TANKS") located, or to the knowledge of Seller and FRE, which have been located, on, at or under the Real Property, (ii) all sewage from the Real Property is discharged into a public sanitary sewer system, and (iii) there has been no Release by or on behalf of Seller, or to Seller's or FRE's knowledge by any other party, into the atmosphere, any adjoining or adjacent body of water, or adjoining or adjacent property in violation of Environmental Law. Seller has delivered to Buyer copies of all environmental reports and all other written materials held or controlled by or on behalf of Seller regarding the environmental matters set forth in this Section 2.19. Notwithstanding the foregoing, if the Real Property contains any such Tanks, Seller and FRE represent that Seller is in compliance in all material respects with all registration and other requirements of Environmental Law (including U.S.C. Section 6991, "Regulation of Underground Storage Tanks") regulating the existence, usage and removal thereof.

     SECTION 2.20 FINDERS; FEES. Except as set forth in SCHEDULE 2.20, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller or FRE who might be entitled to any fee or commission from Seller or FRE upon consummation of the Contemplated Transactions. All fees and commissions described in SCHEDULE 2.20 will have been paid in full by or on behalf of Seller prior to the Closing.

     SECTION 2.21 ABILITY TO CONDUCT BUSINESS. As of the Closing, the Assets will be sufficient and adequate to permit the continued conduct of the Business substantially as it has been conducted since January 1, 1996 and, assuming all Seller Required Consents are obtained, the consummation of the Contemplated Transactions hereby will enable Buyer to conduct the Business substantially as it has been conducted since that date.

     SECTION 2.22  LEASE.  Except as set forth in SCHEDULE 2.22:

          (a) the Lease is in full force and effect with no default by Seller, or to its knowledge, lessor existing beyond applicable notice and cure periods or any event or condition which, with the giving of notice or passage of time would constitute such a default, and neither Seller, nor to its knowledge, lessor under the Lease has any existing rights of offset or abatement;

          (b) all work, repairs and improvements (including capital improvements) required to have been done on or prior to the Closing under the Lease by Seller have been completed in accordance therewith, and Seller has or caused to be waived any and all rights to terminate the Lease with respect thereto;

          (c) the Lease is superior to any and all mortgages now or hereafter constituting a Lien on the Real Property and/or the interest of either party to the Lease therein;

          (d) there are no rights of first refusal, options to purchase, "buy-out" rights, or other termination rights which have been exercised, or are currently exercisable, by either party to the Lease;

          (e) all rent and other amounts payable by or on behalf of Seller under the Lease have been paid to the date hereof, and shall be paid to the date of Closing;

          (f) any amounts payable to Seller under the Lease have been paid to the date hereof, and shall be apportioned at Closing;

          (g) Seller has satisfied all requirements under the Lease with respect to expenditure of funds for capital improvements, marketing, maintenance and repairs and as otherwise may be required thereunder; and

          (h) Seller has obtained and shall, prior to Closing deliver to Buyer, all requisite consents obtained in connection with capital improvements made or proposed to be made by Seller at the Real Property and all capital improvement plans required to be submitted by Seller under the Lease have been submitted and approved by the lessor thereunder in accordance therewith and, prior to the Closing, Seller will not submit any such plan without the prior written consent of Buyer.


                                     ARTICLE IIA

                REPRESENTATIONS AND WARRANTIES OF R&B AND THE MEMBERS

     R&B represents and warrants to Buyer, and each Member, severally, represents and warrants to Buyer (but only with respect to Sections 2A.1 and 2A.2 relating to such Member), that:

     SECTION 2A.1 AUTHORITY RELATIVE TO THIS AGREEMENT. R&B and each of the Members have full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document to which each is or, at the Closing, will be a party and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions to which R&B or any Member is or, at the Closing, will be a party have been duly and validly authorized by R&B or such Member, as the case may be, and no other proceedings on the part of R&B or such Member (or any other person) are necessary to authorize the execution and delivery by R&B or such Member of this Agreement or the consummation of the Contemplated Transactions to which R&B or such Member is or, at the Closing, will be a party. This Agreement has been and, at the Closing, the other Transaction Documents to which R&B or any Member is a party will have been duly and validly executed and delivered by R&B or such Member, as the case may be, and (assuming the valid execution and delivery thereof by the other parties thereto) constitute or will at the Closing constitute, as the case may be, the legal, valid and binding agreements of R&B or such Member enforceable against R&B or such Member in accordance with their respective terms except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

     SECTION 2A.2 NO CONFLICTS; CONSENTS. The execution, delivery and performance by R&B and each Member of this Agreement and each other Transaction Document to which each is or will be a party or the consummation of the Contemplated Transactions does not and will not (i) violate any provision of the Agreement of General Partnership (or certificate of incorporation, by-laws or other comparable instruments) of Seller, R&B or any corporate Member; (ii) require Seller (to the knowledge of R&B and each Member), R&B, any Member or any other Affiliate to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except for compliance with the HSR Act and except as set forth on
SCHEDULE 2.2; or (iii) if Seller Required Consents are obtained prior to Closing, violate any Law or Order or any Governmental Body against, or binding upon, Seller, R&B or any Member.

     SECTION 2A.3 ENVIRONMENTAL MATTERS. Seller has made available to Buyer certain environmental reports listed on Schedule 2.19. To the best knowledge of R&B without further inquiry, such environmental reports are true and correct in all material respects.

     SECTION 2A.4  LEASE.  Except as set forth in Schedule 2.22:

          (a) to the best knowledge of R&B, the Lease is in full force and effect with no default by Seller, or to its knowledge, lessor existing beyond applicable notice and cure periods or any event or condition which, with the giving of notice or passage of time would constitute such a default, and neither Seller, nor to its knowledge, lessor under the Lease has any existing rights of offset or abatement;

          (b) there are no rights of first refusal, options to purchase, "buyout" rights, or other termination rights which have been exercised, or are currently exercisable, by either party to the Lease;

          (c) all rent and other amounts payable by or on behalf of Seller under the Lease have been paid to the date hereof, and shall be paid to the date of Closing;

          (d) any amounts payable to Seller under the Lease have been paid to the date hereof, and shall be apportioned at Closing; and

          (e) upon approval by the Lessor, Seller will have obtained and delivered to Buyer prior to Closing, all requisite consents to assign the Lease to Buyer.

                                     ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

     Buyer and Parent represent and warrant to Seller and the General Partners that:

     SECTION 3.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Buyer and Parent has full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or, at the Closing, will be a party and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions to which each of Buyer and Parent is or, at the Closing, will be a party have been duly and validly authorized and approved by the board of directors thereof and no other corporate proceedings on the part of Buyer or Parent are necessary to authorize the execution and delivery by Buyer and Parent of this Agreement or the consummation of the Contemplated Transactions to which either is a party. This Agreement has been and, at the Closing, the other Transaction Documents to which each of Buyer and Parent is a party will have been duly and validly executed and delivered by Buyer and Parent and (assuming the valid execution and delivery thereof by the other parties thereto) constitutes or will at the Closing constitute, as the case may be, the legal, valid and binding agreement of Buyer and Parent, enforceable against Buyer or Parent, as the case may be, in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

     SECTION 3.2 NO CONFLICTS; CONSENTS. The execution, delivery and performance by each of Buyer and Parent of this Agreement and each other Transaction Document to which it is or, at the Closing, will be a party and the consummation of the Contemplated Transactions to which it is or, at the Closing, will be a party do not and will not (i) violate any provision of the certificate of incorporation or by-laws of Buyer or Parent; (ii) require Buyer or Parent to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except for compliance with the HSR Act and except as set forth in SCHEDULE 3.2 (the "BUYER REQUIRED CONSENTS"); (iii) if Buyer Required Consents are obtained prior to the Closing, violate, conflict with or result in the breach or default under (after the giving of notice or the passage of time); or permit the termination of, any material Contract to which Buyer is a party or by which Buyer, Parent or either of their assets may be bound or subject; or (iv) if Buyer Required Consents are obtained prior to the Closing, violate any Law or Order of any Governmental Body against, or binding upon, Buyer, the Parent or upon their assets or business.

     SECTION 3.3 CORPORATE EXISTENCE AND POWER. Each of Buyer and Parent is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and each has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as it will be conducted upon consummation of the Contemplated Transactions. At the Closing, Buyer (or its assignee) will be qualified to do business in the State of California.

     SECTION 3.4 FINDERS; FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Buyer upon consummation of the Contemplated Transactions.


                                      ARTICLE IV

                               COVENANTS AND AGREEMENTS

     SECTION 4.1 CONDUCT OF BUSINESS OF SELLER. (a) From the date hereof through the Closing Date, Seller and the General Partners agree:

            (i) To conduct the operations of the Business according to the ordinary and usual course of the Business consistent with past practice, to preserve intact the present business organization and structure, to use reasonable efforts to keep available the services of the present officers, agents and full-time employees of the Business, to use reasonable efforts to preserve and maintain the Assets and the good will of the Business and to use reasonable efforts to preserve the relationships of Seller and each of the General Partners with customers and suppliers, and others having business dealings with the Business.

           (ii) To maintain in the ordinary course of the Business, consistent with past practice and in accordance with all Contracts, the Real Property, all Equipment, the Inventory and other tangible property in their present repair, order and condition, subject to ordinary wear and tear and to the requirements of such Contracts.

          (iii) Not to incur any Liability (other than Liabilities incurred in the ordinary course of the Business, consistent with past practice, which are not in the aggregate material thereto), nor enter into any Contract of a type required to be included on any Schedule hereto.

           (iv) Not to undertake (nor permit to be undertaken) any of the actions specified in Section 2.8.

            (v) Not to pay, discharge or satisfy any material Claim or Liability, other than the payment, discharge or satisfaction in the ordinary course of the Business of Claims or Liabilities incurred in the ordinary course of Business, consistent with past practice.

           (vi) to fully comply with the Lease and immediately deliver to Buyer copies of all notices delivered or received thereunder or in connection therewith.

          (b) From the date hereof through the Closing Date, Seller and the General Partners agree that they will use reasonable efforts to conduct the Business in such a manner so that the representations and warranties of Seller and the General Partners contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

          (c) From the date hereof through the Closing Date, Seller and the General Partners agree that they will consult with Buyer prior to any renewal, amendment, extension or termination of, waiver of any material right under, or any failure to renew, any Transferred Contract and will not take any such action if Buyer objects thereto in writing.

     SECTION 4.2 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, Seller and the General Partners agree that Buyer shall be entitled, through its directors, officers, Affiliates, employees, attorneys, accountants, representatives, lenders, consultants and other agents (collectively, "REPRESENTATIVES") to make such investigation of the Assets, the Business and operations of Seller, and such examination of the books, records and financial condition of Seller, as Buyer reasonably deems necessary. Any such investigation and examination shall be conducted at reasonable times, under reasonable circumstances and upon reasonable notice, and Seller shall cooperate fully therein. In that connection, Seller and the General Partners shall make available to the Representatives of Buyer during such period, without however causing any unreasonable interruption in the operations of Seller, all such information and copies of such documents and records concerning the Business and the affairs of Seller as such Representatives may reasonably request, shall permit the Representatives of Buyer access to the Assets and all parts thereof, and to Seller's and the Business' employees, customers, suppliers, contractors and others, and shall cause Seller's Representatives to cooperate fully in connection with such review and examination. No investigation by Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of Seller and the General Partners contained in this Agreement.

     SECTION 4.3 ADDITIONAL FINANCIAL STATEMENTS. Prior to the Closing Date, as soon as available and in any event within thirty (30) calendar days after the end of each monthly accounting period of Seller ending after the date of the most recent Interim Statement, Seller shall furnish Buyer with an unaudited financial statements of Seller for such month in form and substance comparable to the Interim Statements and with such other financial or other information routinely prepared by or on behalf of Seller or reasonably requested by Buyer.

     SECTION 4.4 FILINGS AND AUTHORIZATIONS. Seller and Buyer, before or within two business days after the execution and delivery of this Agreement, shall file or supply, or cause to be filed or supplied, all notifications, reports and other information required to be filed or supplied pursuant to the HSR Act in connection with the Contemplated Transactions and which are required by Law to effectuate the consummation of the Contemplated Transactions. Seller and the General Partners, on the one hand, and Buyer, on the other, shall cooperate with each other in connection with such filings and furnish each other with copies of such filings and any correspondence received from any Governmental Body in connection therewith. Seller and the General Partners, on the one hand, and Buyer, on the other, as promptly as practicable, shall make, or cause to be made, all filings and submissions under such Laws as are applicable to them or to their respective Affiliates, as may be required for them to consummate the Contemplated Transactions in accordance with the terms of this Agreement and shall furnish copies thereof to the other party prior to such filing and shall not make any such filing or submission to which Buyer or Seller, as the case may be, reasonably objects in writing. All such filings shall comply in form and content in all material respects with applicable Law.

     SECTION 4.5 EFFORTS TO CONSUMMATE; MISCELLANEOUS. Subject to the terms and conditions herein, each of Seller, the General Partners and Buyer, without payment or further consideration, shall use good faith efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws, Permits and Orders to consummate and make effective, as soon as reasonably practicable, the Contemplated Transactions, including, but not limited to, the obtaining of all Seller Required Consents and Buyer Required Consents and Permits or consents of any third party, whether private or governmental, required in connection with such party's performance of such transactions and each party hereto shall cooperate with the other in all of the foregoing. Without limiting the generality of the foregoing, Seller and the General Partners will, upon execution of this Agreement, use reasonable best efforts to obtain, as soon as practicable thereafter, execution of the Lease Documents by the landlord under the Lease, and all costs and expenses incurred in connection therewith shall be borne equally by Seller and Buyer. Seller, the General Partners and Buyer agree that the Contemplated Transactions comply with the terms and provisions of
Section 3.2 of the Lease, and hereby incorporate by reference the provisions of subsection(c) thereof into this Agreement.

     SECTION 4.6 NEGOTIATIONS WITH OTHERS. From and after the date hereof unless and until this Agreement shall have terminated in accordance with its terms, Seller, each General Partner and each Principal agrees that neither Seller, nor either General Partner, any Principal, any of their Affiliates, officers, directors, employees, shareholders or other Representatives, will directly or indirectly (i) solicit, engage in discussions or engage in negotiations with any person (other than Buyer or any of its Affiliates) with respect to an Acquisition Proposal; (ii) provide information to any person (other than Buyer or any of its Representatives) in connection with an Acquisition Proposal; or (iii) enter into any transaction with any person (other than Buyer or any of its Affiliates) with respect to an Acquisition Proposal.
If Seller, either General Partner, any Principal or any Affiliate or Representative thereof receives any offer or proposal to enter into discussions or negotiations relating to any of the above, such party will immediately notify Buyer in writing as to the identity of the offeror or the party making any such proposal and the specific terms of such offer or proposal.

     SECTION 4.7 NOTICES OF CERTAIN EVENTS. Prior to the Closing Date, Seller and Buyer shall promptly notify the other of:

          (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Contemplated Transactions;

          (b) any notice or other communication from any Governmental Body in connection with the Contemplated Transactions; and

          (c) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of any party contained in this Agreement.

     SECTION 4.8 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, Seller and Buyer will consult with each other before issuing any press release or otherwise making any public statement with respect to the Contemplated Transactions, and will not issue any such press release or make any such public statement without the prior approval of Buyer or Seller, as the case may be, except as may be required by applicable Law in which event the other party shall have the right to review and comment upon (but not approve) any such press release or public statement prior to its issuance.

     SECTION 4.9 COVENANT NOT-TO-COMPETE. During the period commencing on the Closing Date and ending on the earlier of (i) the date Buyer or its successors or assigns shall cease operation of the Business or (ii) five years thereafter (the "TERM"):

          (a) In order to preserve the value of the Assets being sold to Buyer, each of Seller, FRE and the Shareholders agrees that it will not, directly or indirectly, as a partner, officer, employee, director, stockholder, proprietor, consultant, representative, agent or otherwise become or be interested in, or associate with or render assistance to, any person engaged in the ownership, operation and/or management of any (i) water park located within 100 miles of the Park; or (ii) amusement park, theme park, mini-theme park or family amusement or entertainment center located within 50 miles of the Park, provided that Seller and the Shareholders may engage in the ownership, operation and/or management of a family entertainment center within such 50 mile radius provided that such center is within a one (1) mile radius of the locations specified in
SCHEDULE 4.9 within the cities of San Rafael, San Bruno, Union City and San Jose. Each of R&B and the Members agrees that it will not directly or indirectly, as a partner, officer, employee, director, stockholder, proprietor, consultant, representative, agent or otherwise become or be interested in, or associate with or render assistance to, any person engaged in the ownership, operation, and/or management of any waterpark located within 50 miles of the Park. The foregoing provisions shall not, however, prohibit (x) the ownership by any person of not more than five percent (5%) of any class of outstanding equity securities listed for trading on a national securities exchange or publicly traded in the over-the-counter market which engages in any of such businesses; or (y) the employment of Donald Busch by any person.

          (b) Each of Seller, the General Partners and the Principals agrees that it will not, directly or indirectly, during the Term, for its own benefit or for the benefit of any other entity or person knowingly solicit the professional services of any employee, agent or consultant of Buyer or any Affiliate of Buyer or otherwise interfere with the relationship between Buyer or any Affiliate and any of such persons.

          (c) After the Closing, neither Seller, nor any General Partner, Principal or Seller's Representative will, directly or indirectly, use, disclose or make available to anyone (other than Buyer) any confidential information concerning the ownership and/or operation of the Park (the "CONFIDENTIAL INFORMATION"), except to the extent that such Confidential Information has been made publicly available by Buyer. The Confidential Information includes, without limitation, the business practices, financial information, customer and prospective customers names, suppliers and prospective suppliers names, leads and account information, mailing lists, computer programs, advertising campaigns (including, without limitation, displays, drawings, memoranda, designs, styles or devices), employee names, compensation and benefit information of Seller or the General Partners pertaining to the Park. In the event that Seller, either General Partner or any Principal is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Seller, such General Partner or such Principal shall notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this
Section 4.9(c). If, in the absence of a protective order or the receipt of a waiver hereunder, Seller, either General Partner or a Principal is, on the advice of counsel, compelled to disclose any Confidential Information to the tribunal or else stand liable for contempt, Seller, such General Partner or such Principal may disclose the Confidential Information to the tribunal; provided that Seller, such General Partner or such Principal shall use its best efforts to obtain, at the request of Buyer, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate.

          (d) The parties agree that a violation of the foregoing agreements not to compete or disclose, or any provision thereof, will cause irreparable damage to Buyer, and Buyer shall be entitled (without any requirement of posting a bond or other security), in addition to any other rights and remedies which it may have, at law or in equity, to an injunction enjoining and restraining Seller, any General Partner, Principal and/or Representative thereof from doing or continuing to do any such act or any other violations or threatened violations of this Section 4.9.

          (e)  The parties hereto agree that the covenant set forth in this
Section 4.9 (the "Covenant") is reasonable with respect to its duration, geographical area and scope. The Covenant is expressly intended to conform with
Section 16601 of the California Business and Professional Code. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 4.9 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     SECTION 4.10 EXPENSES. Buyer and Seller shall each pay 50% of the expenses incurred in connection with any filing under the HSR Act and the title insurance and survey referred to in Section 5.3(f). Except as otherwise specifically provided in this Agreement, Buyer, on the one hand, and Seller and the General Partners on the other hand, shall bear their respective expenses, in each case, incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including, without limitation, all fees and expenses of their respective Representatives.

     SECTION 4.11  TAX MATTERS. (a)   Seller shall provide Buyer with a
clearance certificate or similar document(s) that may be required by the Tax Authority of any jurisdiction in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price.

          (b) Prior to Seller's filing of any Tax Return for its Taxable year ended December 31, 1996, Seller shall provide Buyer with a copy of such Tax Return at least ten business days prior to the date on which Seller gives notice to Buyer that Seller will file such Return. Seller will prepare such Tax Returns and compute the amount of its income and the Tax liability owed by it, if any, in accordance and consistent with the past custom and practice of Seller in filing its Tax Returns. Seller shall timely pay all Taxes (including payments of estimated Taxes) that are shown as due and payable on such Tax Returns.

     SECTION 4.12  EMPLOYEE MATTERS.

          (a) On the Closing Date, Buyer shall offer employment to such employees of the Business as it shall determine in its sole discretion, which offer will include employee benefits that are comparable to those offered by Buyer or its Affiliates to their comparable employees as of the Closing Date, PROVIDED, HOWEVER, that any offer of employment shall be contingent upon the Closing actually occurring. All such employees who accept Buyer's offer of employment will become employees of Buyer ("TRANSFERRED EMPLOYEES") as of the Closing Date.

          (b) Seller and FRE shall retain responsibility and complete liability for all benefits earned by the Transferred Employees through the Closing Date under Seller's or any of the General Partners' Employee Benefit Plans and shall pay or cause to be paid to each Transferred Employee the accrued benefit of such Transferred Employee thereunder in accordance with the terms of such Employee Benefit Plans. No assets held in trust in respect of any Employee Benefit Plan of Seller or any of the General Partners shall be transferred to Buyer or to any plan adopted or maintained by Buyer.

          (c) Seller shall bear the entire cost and expense of wages, salaries, bonuses (including all bonuses based on or related to the results of operations of the Business during its 1996 season, whether payable prior to, on or after the Closing Date (the "1996 BONUSES"), severance obligations, worker's compensation claims, and any other direct or indirect compensation or employee benefits (whether arising under Seller's or any of the General Partners' Employee Benefit Plans or otherwise) of all employees of the Business for all periods ending on or prior to the Closing Date, irrespective of time at which any claims therefor are made. For purposes hereof, an expense will be deemed to be incurred when the services related thereto have been rendered and a disability shall be deemed to have occurred on the date of the applicable accident or trauma rather than the date upon which any determination is made concerning the existence of the disability.

          (d) Neither Buyer nor Seller intend this Section to create any rights or interests, except as between Buyer and each of Seller and the General Partners, and no present or future employees thereof (or any dependents of such employees) will be treated or deemed as third party beneficiaries in or under this Agreement.

     SECTION 4.13 CERTAIN RENEWALS. With respect to each Permit which may expire prior to the Closing Date or within sixty days thereafter, Seller and FRE shall (i) timely file with the appropriate Governmental Bodies applications for renewal of each such Permit (the "APPLICATIONS"); (ii) deliver to Buyer true and complete copies of such Applications; (iii) diligently prosecute such Applications prior to Closing; and (iv) cooperate fully with all Governmental Bodies in the processing of such Applications.

     SECTION 4.14 COLLECTION OF ACCOUNTS RECEIVABLE. From and after the Closing Date, Buyer shall be solely responsible for collecting the accounts receivable of Seller existing on the Closing Date (the "RECEIVABLES") and, except as provided herein, neither Seller nor any General Partner shall take any action to collect any such Receivables. Buyer shall give prompt written notice to Seller of any amount collected in respect of any Receivable and shall promptly remit such amount to Seller. Any amount received without designation of the invoice to which it should be applied shall first be applied to the Receivables due from such account debtor. Any amount received by Buyer from any account debtor, which is designated by such account debtor as applicable to a receivable other than a Receivable, shall be the property of Buyer and shall be applied by Buyer to the balance then due and owing by such account debtor to Buyer. With respect to any Receivable that is not collected within 90 days following the Closing Date, Buyer shall either (a) make payment to Seller of such Receivable on behalf of the account debtor or (b) consent in writing to the commencement by Seller, at its expense, of legal action to collect such Receivable.

     SECTION 4.15 TRANSFER TAXES; ALLOCATIONS. (a) All excise, sales, value added, use, registration, stamp, transfer and similar Taxes, including, without limitation, any real estate transfer taxes relating to the Real Property or the Lease, any personal property transfer Taxes relating to the Assets, incurred in connection with this Agreement and the Contemplated Transactions shall be borne equally by Seller and Buyer. Buyer and Seller shall cooperate in providing each other appropriate resale exemption certificates and other appropriate Tax documentation and related information at or prior to Closing, as required by law.

          (b) Real estate taxes, personal property taxes, water and sewer charges, general and special assessments and general and special utility charges and other similar operating expenses relating to the Business shall be apportioned at the Closing as of the Closing Date. At the Closing, Buyer and Seller shall reimburse the other party, as appropriate, for amounts payable pursuant to this Section 4.15(b).

     SECTION 4.16 DISCHARGE OF POTENTIAL LIABILITIES. Seller agrees to pay and discharge when due all claims of creditors of Seller that may be asserted against Buyer or Parent except with respect to the Assumed Liabilities.

     SECTION 4.17 ACCESS. After the Closing and from time to time, each party hereto shall permit the other parties and their Representatives to have access during regular business hours and upon reasonable notice, to inspect and copy agreements, records, books and other documents that are included in or relate to the Assets or the Business and identified with reasonable particularity, wherever located, for the purposes of (i) preparing Tax Returns and financial statements and responding to Tax audits, and (ii) prosecuting or defending any Claim, which arises out of or relates to the Business or the Assets. Each party shall cooperate fully with the other party in connection with the foregoing.
If, after the Closing, any party determines to destroy any agreements, records, books or documents referred to above, it will give to the other party at least two months' prior written notice thereof, and such other party shall have the right during such two-month period upon reasonable notice and during regular business hours to take possession of any such agreements, records, books or documents.

     SECTION 4.18 STRUCTURING. Seller acknowledges that Buyer may prior to Closing propose an alternative structure for the Contemplated Transactions and agrees that, unless in the reasonable opinion of Seller such alternative adversely affects the rights and obligations of Seller, the General Partners or the Principals or such alternative structure results in a net expense to such parties, the parties at or prior to Closing shall enter into such amendments hereto or other instruments and documents as shall be required to effect such alternative structure.

     SECTION 4.19 ADMISSIONS. For a period of ten (10) years following the Closing Date, Buyer shall provide R&B with 150 single day admission tickets to the Park per year upon its written request.

                                    ARTICLE V

                              CONDITIONS TO CLOSING

     SECTION 5.1 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. The obligations of Seller and Buyer to consummate the Contemplated Transactions are subject to the satisfaction of the following conditions, which, in the case of Section 5.1(c), may be waived by Buyer and Seller:

          (a) HSR ACT. Any applicable waiting period under the HSR Act relating to the Contemplated Transactions shall have expired.

          (b) NO INJUNCTION. No provision of any applicable Law and no Order shall prohibit the consummation of the Contemplated Transactions.

          (c) NO PROCEEDING OR LITIGATION. No Claim instituted by any person (other than Buyer, Seller, the General Partners, the Principals or their respective Affiliates), shall have been commenced or pending against Seller, Buyer or any of their respective Affiliates, officers or directors which Claim seeks to restrain, prevent, change or delay in any material respect the Contemplated Transactions or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of such transactions.

     SECTION 5.2 CONDITIONS TO THE OBLIGATIONS OF SELLER. All obligations of Seller hereunder are subject, at the option of Seller, to the fulfillment prior to or at the Closing of each of the following further conditions:

          (a) PERFORMANCE. Buyer shall have performed and complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

          (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and Parent contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true at and as of the Closing Date as if made at and as of such time.

          (c) PURCHASE PRICE. Buyer shall have paid to Seller by wire transfer of immediately available funds an amount equal the Purchase Price less the sum of the Escrow Funds and the Prepaid Deposits. Buyer shall have delivered to the Escrow Agent, in accordance with the terms of the Escrow Agreement, the Escrow Funds.

          (d) BUYER REQUIRED CONSENTS. All Buyer Required Consents shall have been obtained.

          (e) DOCUMENTATION. There shall have been delivered to Seller the following:

               (i) A certificate, dated the Closing Date, of the Chairman of the Board, the President or Chief Financial Officer of Buyer and Parent confirming the matters set forth in Section 5.2(a) and (b) hereof.

              (ii) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of each such party certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its Certificate of Incorporation and all amendments if any thereto as of the date thereof; (B) is a true and correct copy of its By-laws as of the date thereof;
(C) is a true copy of all corporate actions taken by it, including resolutions of its board of directors authorizing the execution, delivery and performance of this Agreement, and each other Transaction Document to be delivered by such party pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

             (iii) Evidence of the good standing and corporate existence of Buyer and Parent reasonably requested by Seller.

              (iv) A signed opinion of Buyer's counsel, dated the Closing Date and addressed to Seller, substantially in the form of opinion annexed as EXHIBIT 5.2B hereto.

               (v)  Copies of all Buyer Required Consents.

              (vi)  An executed copy of the Escrow Agreement.

             (vii) An executed copy of an assumption agreement substantially in the form annexed as EXHIBIT 5.2C (the "ASSUMPTION AGREEMENT").

     SECTION 5.3 CONDITIONS TO THE OBLIGATIONS OF BUYER. All obligations of Buyer hereunder are subject, at the option of Buyer, to the fulfillment prior to or at the Closing of each of the following further conditions:

          (a) PERFORMANCE. Seller shall have performed and complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it or him at or prior to the Closing Date.

          (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller, the General Partners and Principals contained in this Agreement and in any certificate or other writing delivered by Seller pursuant hereto shall be true at and as of the Closing Date as if made at and as of such time.

          (c) ENVIRONMENTAL MATTERS. Buyer shall have received environmental reports prepared by a licensed, qualified environmental engineer acceptable to Buyer on the Real Property confirming the accuracy of the representations and warranties in Article II with respect to environmental matters.

          (d) SELLER REQUIRED CONSENTS. All Seller Required Consents shall have been obtained.

          (e) SACRAMENTO AGREEMENT. The transactions contemplated by the agreement (the "SACRAMENTO AGREEMENT") among Buyer, Parent, FRE and the Shareholders with respect to the acquisition by Buyer of substantially all of the assets of FRE comprising the business operations of Waterworld USA/Sacramento and Paradise Island/Sacramento shall have been consummated.

          (f) SURVEY AND TITLE INSURANCE. Buyer shall have procured (i) title insurance with respect to the Real Property (including easements, rights-of-way, conditions and restrictions of record), which insurance shall be subject only to Permitted Liens and such standard or other exceptions on the extended coverage ALTA Form (1992) title insurance policy as are reasonably acceptable to Buyer, from a nationally recognized title insurance company qualified to do business in California reasonably satisfactory to Buyer and Seller in an amount reasonably satisfactory to Buyer; and (ii) a recent survey, by a licensed surveyor selected by Buyer, of the Real Property, showing the boundaries, monuments, publicly dedicated access, easements and rights-of-way of record, improvements (including all Improvements) and encroachments, if any, and otherwise complying with ALTA-ASCM Land Title Survey requirements.

          (g) DISCHARGE OF CERTAIN LIABILITY. Seller shall have delivered to Buyer evidence, reasonably satisfactory to Buyer, of the payment and discharge by Seller of the Percentage Rent, the 1996 Bonuses, the fees and commissions described on Schedule 2.20, and all other amounts payable by or on behalf of Seller on or prior to the Closing Date under Employee Benefit Plans.

          (h) MANAGEMENT AGREEMENT. Effective the Closing Date, the management agreement (the "MANAGEMENT AGREEMENT") by and between FRE and Seller, dated September 28, 1994, shall have been terminated and be of no further force and effect.

          (i) DOCUMENTATION. There shall have been delivered to Buyer the following:

               (i) A certificate dated the Closing Date, of the Chairman of the Board or President of Seller and the General Partners, confirming the matters set forth in Sections 5.3(a) and (b).

              (ii) Certificates, dated the Closing Date, of the Secretary or Assistant Secretary of each General Partner certifying, among other things, that attached or appended to such certificate (A) are true and correct copies of all filings made with any Governmental Body in connection with its formation and the Agreement of General Partnership of Seller and all amendments, if any, thereto as of the date thereof; (B) is a true copy of the resolutions of the board of directors or managers of such General Partners authorizing the execution, delivery and performance of this Agreement by each General Partner and Seller, and each other Transaction Document to be delivered by Seller pursuant hereto; and (D) are the names and signatures of the duly elected or appointed officers of such General Partners who are authorized to execute and deliver this Agreement and any certificate, document or other instrument in connection herewith.

             (iii) Evidence of the partnership existence of Seller reasonably requested by Buyer.

              (iv) A signed opinion of Seller's counsel, dated the Closing Date, addressed to Buyer, substantially in the form of opinion annexed as
EXHIBIT 5.3A hereto.

               (v)  Copies of all Seller Required Consents and all Permits.

              (vi) (A) certified true and complete copies of the Lease and all amendments and modifications thereof, and (B) an executed consent to assignment, lien and estoppel certificate from the lessor under the Lease, substantially in the form of EXHIBIT 5.3B hereto (the "LEASE DOCUMENTS").

             (vii)  An executed copy of the Escrow Agreement.

            (viii)  Possession and control of the Assets.

              (ix) An executed copy of a Bill of Sale and Assignment substantially in a form annexed hereto as EXHIBIT 5.3C ("the BILL OF SALE").

               (x)  An executed copy of the Assumption Agreement.

              (xi) An executed copy of a release (the "PARTNERSHIP RELEASE") by the General Partners, releasing and discharging Seller from any and all Claims and Liabilities against Seller arising out of or relating to the Business or the operations of Seller except for any such Claims and Liabilities which any of the General Partners may have against Seller under the Agreement of General Partnership.

                                   ARTICLE VI

                                 INDEMNIFICATION

     SECTION 6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. (a) Notwithstanding any right of Buyer fully to investigate the affairs of Seller and notwithstanding any knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation, Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of Seller and the General Partners contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder. Notwithstanding the foregoing, all representations and warranties of Seller, the General Partners or Principals contained in this Agreement, on any Schedule hereto or in any instrument delivered in connection with or pursuant to this Agreement (other than the representations and warranties as to title in Section 2.9 and the representations and warranties in Sections 2.13, 2.14, and 2.19, which shall terminate and expire upon expiration of the applicable statute of limitations) shall terminate and expire 18 months after the Closing Date; PROVIDED, HOWEVER, that the liability of Seller, any General Partner or any Principal shall not terminate as to any specific claim or claims of the type referred to in Section
6.2 hereof, whether or not fixed as to liability or liquidated as to amount, with respect to which Seller, such General Partner or such Principal has been given specific notice on or prior to the date on which such liabilities would otherwise terminate pursuant to the terms of this Section 6.1(a) and PROVIDED, FURTHER, that the termination of any such representation and warranty shall not affect the ability of Buyer to seek indemnification under Sections 6.2(a)(iii) or 6.2(b)(iii) below.

          (b) All representations and warranties of Buyer shall terminate and expire 18 months after the Closing Date; PROVIDED, HOWEVER, that the liability of Buyer shall not terminate as to any specific claim or claims of the type referred to in Section 6.3 hereof, whether or not fixed as to liability or liquidated as to amount, with respect to which Buyer has been given specific notice on or prior to the date on which such Liability would otherwise terminate pursuant to the terms of this Section 6.1(b).

     SECTION 6.2 OBLIGATION OF SELLER, GENERAL PARTNERS AND PRINCIPALS TO INDEMNIFY. Subject to the provisions of Section 6.5: (a) Seller and FRE, jointly and severally, agree to indemnify, defend and hold harmless Buyer (and its respective directors, officers, employees, Affiliates, successors and assigns) from and against all Claims, losses, Liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification) (collectively, the "LOSSES") suffered or incurred by Buyer or any of the foregoing persons arising out of (i) any breach of the representations and warranties of Seller and FRE contained in this Agreement or in the Schedules or any Transaction Document;
(ii) any breach of the covenants and agreements of

Seller or FRE contained in this Agreement or in the Schedules or any Transaction Document; or (iii) any Retained Liabilities.

          (b) R&B agrees to indemnify, defend and hold harmless Buyer (and its respective directors, officers, employees, Affiliates, successors and assigns) from and against all Losses suffered or incurred by Buyer or any of the foregoing persons arising out of (i) any breach of the representations and warranties of R & B contained in this Agreement or in the Schedules or any Transaction Document or (ii) any breach of the covenants and agreements of R&B contained in this Agreement or in the Schedules or any Transaction Document.

          (c) Each Shareholder agrees to indemnify, defend and hold harmless Buyer (and its respective directors, officers, employees, Affiliates, successors and assigns) from and against all Losses suffered or incurred by Buyer or any of the foregoing persons arising out of (i) any breach of the representations and warranties of such Shareholder contained in this Agreement; (ii) any breach of the representations and warranties of Seller and FRE contained in this Agreement or in the Schedules or any Transaction Document; or (iii) any Retained Liabilities, PROVIDED that the obligations of Shareholders to indemnify Buyer in respect of the Losses specified in clauses (ii) and (iii) above shall be several and in proportion (which proportion shall be determined based upon 100% of such Losses in the aggregate) to the Shareholders' respective distributions of proceeds from FRE in connection with the Contemplated Transactions.

          (d) Each Member agrees to indemnify, defend and hold harmless Buyer (and its respective directors, officers, employees, Affiliates, successors and assigns) from and against all Losses suffered or incurred by Buyer or any of the foregoing persons arising out of (i) any breach of the representations and warranties of such Member contained in this Agreement, or (ii) any breach of the representations of R&B contained in this Agreement or in the Schedules or any Transaction Document, PROVIDED that the obligations of the Members to indemnify Buyer in respect of the Losses specified in clause (ii) above shall be several and in proportion (which proportion shall be determined based upon 100% of such Losses in the aggregate) to the Members' respective distributions of proceeds from R&B in connection with the Contemplated Transactions.

     SECTION 6.3 OBLIGATION OF BUYER TO INDEMNIFY. Buyer and Parent agree to indemnify, defend and hold harmless each of Seller and the General Partners (and any director, officer, employee, Affiliate or successors and assigns of any thereof) from and against any Losses suffered or incurred by Seller, either General Partner or any of the foregoing persons arising out of (i) any breach of the representations and warranties of Buyer and Parent or of the covenants and agreements of Buyer and Parent contained in this Agreement or in the Schedules or any Transaction Documents; or (ii) any Assumed Liabilities.

     SECTION 6.4 NOTICE AND OPPORTUNITY TO DEFEND THIRD PARTY CLAIMS. (a) Promptly after receipt by any party hereto (the "INDEMNITEE") of notice of any demand, claim or circumstance which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "ASSERTED LIABILITY") that may result in a Loss, the Indemnitee shall give prompt notice thereof (the "CLAIMS NOTICE") to the party or parties obligated to provide indemnification pursuant to Section 6.2 or 6.3 (collectively, the "INDEMNIFYING PARTY"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

          (b) The Indemnifying Party may elect to defend, at its own expense and with its own counsel, any Asserted Liability unless (i) the Asserted Liability seeks an Order, injunction or other equitable or declaratory relief against the Indemnitee or (ii) the Indemnitee shall have reasonably concluded that (x) there is a conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense or (y) the Indemnitee shall have one or more defenses not available to the Indemnifying Party. If the Indemnifying Party elects to defend such Asserted Liability, it shall within thirty days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 6.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, PROVIDED that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election under this Section 6.4(b) or as to which the Indemnifying Party is contesting its indemnification obligations hereunder. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of any Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any Losses of any Indemnitee for which indemnification is available hereunder shall be paid upon written demand therefor.

     SECTION 6.5 LIMITS ON INDEMNIFICATION. (a) Buyer's remedies with respect to Losses specified in Section 6.2 shall be satisfied first by the assertion of its rights under the Escrow Agreement in respect of the Escrow Funds; PROVIDED, HOWEVER, that if the aggregate amount of such Losses shall be in excess of the amount of the Escrow Funds or if such Losses shall arise after termination or expiration of the Escrow Agreement, then the Seller, FRE, R&B, the Shareholders and the Members shall be obligated to indemnify Buyer in respect of all Losses not satisfied by delivery to Buyer of Escrow Funds to the extent provided in this Article VI.

          (b) In the event that any Order of any Governmental Body shall have been issued in favor of Buyer (or its assignees) against Seller, FRE, R&B or any Principal with respect to the indemnification of Buyer's Losses hereunder, Buyer shall enforce such Order first against Seller or FRE (with respect to Orders against Seller, FRE or any Shareholder only) or R&B (with respect to Orders against R&B or any Member only) and then, to the extent Buyer has not received payment for such Losses from Seller, FRE or R&B, any Shareholder (with respect to Orders against Seller, FRE or any Shareholder only) or any Member (with respect to Orders against R&B or any Member only) PROVIDED, HOWEVER, that if Buyer shall not (after diligent efforts) be able to enforce fully such Order against Seller, FRE or R&B within 12 months after the date of such Order, Buyer shall be entitled to enforce such Order against any such Shareholder (with respect to Orders against Seller, FRE or any Shareholder only) or any Member (with respect to Orders against R&B or any Member only). Notwithstanding the foregoing, any Buyer Losses in respect of the sales and use tax dispute described on SCHEDULE 2.13 shall be fully indemnifiable without regard to the provisions hereof relating to the Stipulated Amount and, in the event Seller or Shareholders indemnify Buyer with respect to such Losses, the amount of such Losses shall not be included in the calculation of the Stipulated Amount. Notwithstanding anything to the contrary in this Agreement, the Shareholders and the Members shall be primary obligors together with Seller and the General Partners and shall not be deemed as sureties or guarantors of the obligations of Seller or the General Partners pursuant to Article VI, and in furtherance thereof the Shareholders and Members specifically acknowledge that they are not entitled to exercise and do hereby waive any rights or defenses available to a surety or guarantor by reason of Sections 2787-2855 (inclusive) of the California Civil Code, and any rights or defenses arising out of an election of remedies by Buyer.

          (c) Seller, the General Partners and the Principals shall not be liable to Buyer for any Loss arising under Section 6.2 above (A) in respect of any individual Loss of less than $5,000 and (B) unless the aggregate amount of all such Losses exceeds $50,000 in the aggregate (the "Stipulated Amount"), in which case Seller shall be liable for the full amount of such Losses in excess of the Stipulated Amount. Notwithstanding any provision of this Agreement, the Seller, the General Partners and the Principals shall not be obligated to pay, in the aggregate, an amount in excess of $2,045,000 pursuant to the provisions of this Article VI.

     SECTION 6.6 ADJUSTMENT. It is the intent of the parties that any amounts paid under Sections 6.2 or 6.3 shall represent an adjustment of the Purchase Price and the parties will report such payments consistent with such intent. Nevertheless, if any payment pursuant to Section 6.2 or 6.3 hereof would be treated by any Tax Authority as other than a Purchase Price adjustment and would, on that basis, be includable in the gross income of the Indemnitee that is reported to such Tax Authority, then such payment shall be increased by the amount necessary so that the Indemnitee is fully and completely indemnified on an after-Tax basis.

     SECTION 6.7 EXCLUSIVE REMEDY. Except as otherwise explicitly provided in this Agreement, the parties agree that the indemnification provisions of this
Article VI shall
constitute the parties' sole and exclusive remedies in respect of this Agreement and the Contemplated Transactions (other than Claims in the nature of fraud).


                                   ARTICLE VII

                        SPECIFIC PERFORMANCE; TERMINATION

     SECTION 7.1 SPECIFIC PERFORMANCE. Seller acknowledges and agrees that, if Seller fails to proceed with the Closing in any circumstance other than those described in clauses (a), (b), (d) or (e) of Section 7.2 below, Buyer will not have adequate remedies at law with respect to such breach and that, in such event, Buyer shall be entitled, without the necessity or obligation of posting a bond or other security, to commence a suit in equity to obtain specific performance of Seller's obligations under this Agreement. Seller specifically affirms the appropriateness of such injunctive or other equitable relief in any such action.

     SECTION 7.2 TERMINATION. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing:

          (a)  By mutual written consent of Seller and Buyer;

          (b) By Seller if (i) there has been a material misrepresentation or breach of warranty on the part of Buyer in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 30 days after written notice thereof from Seller;
(ii) Buyer has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within 30 days after written notice thereof from Seller; or (iii) any condition to Seller's obligations hereunder becomes incapable of fulfillment through no fault of Seller and is not waived by Seller, PROVIDED that, on the date of termination, the conditions to Buyer's obligations hereunder specified in Sections 5.3(a), (b), (c), (d), (g) and (i)
(vi) hereof shall have been satisfied, all comparable conditions to the obligations of Buyer under the Sacramento Agreement shall have been satisfied and the Seller and the seller under Sacramento Agreement shall be otherwise ready, willing, and able to proceed with the Closing hereunder and the closing under the Sacramento Agreement;

          (c) By Buyer, if (i) there has been a material misrepresentation or breach of warranty on the part of Seller, the General Partners or the Principals in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within 30 days after written notice thereof from Buyer; (ii) either Seller or either General Partner has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within 30 days after written notice thereof from Buyer; or (iii) any condition to Buyer's obligations hereunder becomes incapable of fulfillment through no fault of Buyer and is not waived by Buyer, PROVIDED that, on the date of termination, the conditions to Seller's obligations hereunder specified in Sections 5.2(a) (b) and (d) hereof shall have been satisfied, all of the comparable conditions to the obligations of seller under the Sacramento Agreement shall have been satisfied and Buyer shall be otherwise ready, willing and able to proceed with the Closing hereunder and the closing under the Sacramento Agreement;

          (d) By Seller or by Buyer, if there shall be any Law that makes consummation of the Contemplated Transactions illegal or otherwise prohibited, or if any Order enjoining Seller or Buyer from consummating the Contemplated Transactions is entered and such Order shall have become final and nonappealable; and

          (e) By either Seller or Buyer if the Closing shall not have occurred on or prior to November 30, 1996, provided that (i) if so terminated by Seller, the conditions specified in the proviso of Section 7.2(b) shall have been satisfied on the date of termination, and the Seller and the seller under the Sacramento Agreement shall be otherwise ready, willing and able to proceed with the Closing and the closing under the Sacramento Agreement, or (ii) if so terminated by Buyer, the conditions specified in the proviso of Section 7.2(c) shall have been satisfied on the date of termination and the Buyer shall be then otherwise ready, willing and able to proceed with the Closing and the closing under the Sacramento Agreement.

     SECTION 7.3 EFFECT OF TERMINATION; RIGHT TO PROCEED. Subject to the provisions of Section 7.1 hereof, in the event that this Agreement shall be terminated pursuant to Section 7.2, all further obligations of the parties under the Agreement shall terminate without further liability of any party hereunder except (i) to the extent that a party has made a material misrepresentation hereunder or committed a breach of any material covenant and agreement imposed upon it hereunder; (ii) to the extent that any condition to a party's obligations hereunder became incapable of fulfillment because of the breach by a party of its obligations hereunder and (iii) that the agreements contained in Sections 4.8 and 4.10 shall survive the termination hereof. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Contemplated Transactions.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 8.1 NOTICES. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

         (i)   If to Buyer or Parent, one copy to:

               Premier Parks California Inc.
               c/o Premier Parks Inc.
               122 East 42nd Street, 49th Floor
               New York, New York  10168
               Telecopier:  (212) 949-6203
               Attn: Kieran E. Burke, Chairman and CEO

               with a copy to:

               Baer Marks & Upham LLP
               805 Third Avenue
               New York, New York  10022
               Telecopier:  (212) 702-5810
               Attn:  James M. Coughlin, Esq.

        (ii)   If to Seller, one copy to:

               Concord Entertainment Company
               c/o Family Recreational Enterprises, Inc.
               1600 Exposition Boulevard
               Sacramento, California  95815
               Telecopier:  (916) 924-3587
               Attn:  David Busch

               with a copy to:

               Bryan Cave LLP
               120 Broadway, Suite 500
               Santa Monica, California 90401
               Telecopier:  (310) 576-2200
               Attn:  Catherine F. Ratcliffe, Esq.

       (iii)   If to FRE or the Shareholders, one copy to:

               Family Recreational Enterprises, Inc.
               Ferrellgas
               One Liberty Plaza
               Liberty, MO 64068
               Telecopier:  (816) 792-6979
               Attn: Danley Sheldon

        (iv)   If to R&B or the Members, one copy to:

               R&B Entertainment, LLC
               1200 Concord Avenue
               Concord, California  94520
               Telecopier:  (510) 689-1535
               Attn:  Thomas Terrill

          (b) Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 8.1(a) (with confirmation of transmission); or (ii) if given by any other means, when delivered at the address specified in Section 8.1(a). Any party by notice given in accordance with this Section 8.1 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

     SECTION 8.2 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) and the collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

     SECTION 8.3 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by Seller and Buyer, PROVIDED that any amendment to the provisions of Article VI relating to the General Partners or the Principals shall require the written consent of the General Partners or a majority in interest of the Principals as the case may be. The provisions hereof may be waived in writing by the party to be charged therewith. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     SECTION 8.4 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

     SECTION 8.5 BINDING EFFECT; NO ASSIGNMENT. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned (including by operation of Law) by a party without the express written consent of Buyer (in the case of assignment by Seller, General Partner or Principal) or Seller (in the case of assignment by Buyer) and any purported assignment, unless so consented to, shall be void and without effect. Notwithstanding the foregoing, Buyer and Seller agree that Buyer may cause one or more Affiliates, subsidiaries or other entities designated by it to carry out all or part of the Contemplated Transactions to be carried out by Buyer.
Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement.

     SECTION 8.6 EXHIBITS. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

     SECTION 8.7 SEVERABILITY. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

     SECTION 8.8 COUNTERPARTS. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

     SECTION 8.9 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement or the Contemplated Transactions.

     SECTION 8.10 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, upon the request of Buyer, Seller will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required for the better transferring, assigning, conveying, granting, assuring and confirming to Buyer, or for aiding and assisting in the collection of or reducing to possession by Buyer, any of the Assets to be transferred, conveyed and assigned hereunder or to vest in Buyer all of Seller's right, title and interest in and to the Assets being conveyed hereunder. Seller and Buyer will each, respectively, bear their own costs and expenses incurred in compliance with its obligations under this
Section 8.10.

     SECTION 8.11 TITLE AND RISK OF LOSS. Legal title, equitable title and risk of loss with respect to the Assets and rights to be transferred hereunder shall not pass to Buyer until the Assets or right is transferred at the Closing hereunder.

                                   ARTICLE IX

                                   DEFINITIONS

     SECTION 9.1 DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

     "ACQUISITION PROPOSAL" shall mean any proposal for the acquisition of, or merger or other business combination involving Seller or the sale of any equity interest in, or the Business or any assets of, Seller (except in the ordinary course), other than the transactions contemplated by this Agreement.

     "AFFILIATE" of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

     "AGREEMENT" or "THIS AGREEMENT" shall mean, and the words "HEREIN", "HEREOF" and "HEREUNDER" and words of similar import shall refer to, this agreement as it from time to time may be amended.

     "AGREEMENT OF GENERAL PARTNERSHIP" shall mean the Joint Venture Agreement of Concord Entertainment Company, a California general partnership, dated as of September 28, 1994.

     The term "AUDIT" or "AUDITED" when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

     "CONTRACT" shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral, and all modifications and amendments thereto and substitutes thereof.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     The term "CONTROL", with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative to the foregoing.

     "DEBT" shall mean (i) money borrowed by or on behalf of Seller from any person; (ii) any indebtedness of Seller arising under leases required to be capitalized under

GAAP or evidenced by a note, bond, debenture or similar instrument; (iii) any indebtedness of Seller arising under purchase money obligations or representing the deferred purchase price of property and services (other than current trade payables incurred in the ordinary course of the Business); and (iv) any Liability of Seller under any guaranty, letter of credit, performance credit or other agreement having the effect of assuring a creditor against loss.

     "DEFERRED COMPENSATION LIABILITIES" shall mean all payments required to be made by Seller or any of the General Partners under any Employee Benefit Plan.

     "ENVIRONMENTAL LAWS" shall mean any and all Laws (including common law), Orders, Permits, agreements or any other requirement or restriction promulgated, imposed, enacted or issued by any federal, state, local and foreign Governmental Bodies relating to the environment, including the emission, discharge or Release of pollutants, contaminants, Hazardous Substances or wastes into the environment (which includes, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "GAAP" shall mean generally accepted accounting principles in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

     "HAZARDOUS SUBSTANCES" shall mean any dangerous, toxic, radioactive, caustic or otherwise hazardous material, pollutant, contaminant, chemical, waste or substance defined, listed or described as any of such in or governed by any Environmental Law, including but not limited to urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, radon, explosives, known carcinogens, petroleum and its derivatives, petroleum products, flammable materials, radioactive materials, controlled or toxic substances, any pollutant or contaminant, or any substance which might cause any injury to human health or safety or to the environment or might subject the owner or operator of the Real Property to any Regulatory Actions or Claims.

     "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "INVENTORY" shall mean, as of any date, collectively, all inventories of prize materials, food, beverages (alcoholic and nonalcoholic), merchandise, and other products owned by or on behalf of Seller and held for resale or for distribution, together with packaging and samples thereof, operating supplies and spare or maintenance parts owned by Seller as of such date.

     "IRS" shall mean the Internal Revenue Service.

     "LEASE" shall mean the ground lease between the City of Concord and Seller, dated September 28, 1994.

     "LIABILITY" shall mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

     "LIEN" shall mean, with respect to any Asset, any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, or encumbrance of any kind in respect of or affecting such Asset.

     The term "PERSON" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

     "REGULATORY ACTIONS" shall mean any Claim, demand, action, suit, summons, citation, directive, investigation, litigation, inquiry, enforcement action, Lien, encumbrance, restriction, settlement, remediation, response, clean-up or closure arrangement or other remedial obligation or proceeding brought or instigated by any Governmental Body in connection with any Environmental Law, including, without limitation, the listing of the Real Property on any list of contaminated or potentially contaminated sites or potential or verified Hazardous Waste sites under any Environmental Law, civil, criminal and/or administrative proceedings, whether or not seeking costs, damages, penalties or expenses.

     "RELEASE" shall mean the intentional or unintentional, spilling, leaking, disposing, discharging or disturbance of, or emitting, depositing, injecting, leaching, escaping, or any other release or threatened release to or from, however defined, any Hazardous Substance in violation of any Environmental Law.

     "REPORTABLE EVENT" shall mean any of the events described in Section 4043(b)(1), (2), (3), (5), (6), (8) or (9) of ERISA.

     "SUBSIDIARY" of Seller or Buyer shall mean any person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly through one or more intermediaries, or both, by Seller or Buyer.

     "TAX" (including, with correlative meaning, the terms "TAXES" and "TAXABLE") shall mean (i) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a "TAX AUTHORITY") responsible for the imposition of any such tax, with respect to Seller, the Business or the Assets (or the transfer thereof);
(ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of Seller being a member of an affiliated or combined group with any other corporation at any time on or prior to the Closing Date; and (iii) any liability of Seller for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

     "TAX RETURN" shall mean any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Tax Authority.

     "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

          (b)  The following terms are defined in the following sections of this
Agreement:

Term                                    Section
----                                    -------

Annual Statements                       2.5(a)
Applications                            4.13
Asserted Liability                      6.4(a)
Assets                                  1.1(a)
Assumed Liabilities                     1.2(a)
Assumption Agreement                    5.2(e)
Bill of Sale                            5.3(l)
Business                                Recital
Buyer                                   Recital
Buyer Required Consents                 3.2
Claims                                  2.12
Claims Notice                           6.4(a)
Closing                                 1.5
Closing Date                            1.5
Concord                                 2.3
Concord Agreement                       5.3(e)


                                       44-

Condition of the Business               2.8
Contemplated Transactions               2.1
Employee Benefit Plan                   2.14(a)
Environmental Liabilities               1.2(b)
Equipment                               1.1(a)
ERISA Affiliate                         2.14(a)
ERISA Plan                              2.14(a)
Escrow Agent                            1.3(b)
Escrow Agreement                        1.3(b)
Escrow Funds                            1.3(b)
Excluded Assets                         1.1(b)
FRE                                     Recital
General Partners                        Recital
Governmental Bodies                     2.17
Improvements                            1.1(a)
Indemnifying Party                      6.4(a)
Indemnitee                              6.4(a)
Insurance Policies                      2.16
Intellectual Property Rights            1.1(a)
Interim Statements                      2.5(a)
Land                                    1.1(a)
Latest Balance Sheet                    2.6
Latest Balance Sheet Date               2.6
Laws                                    2.17
Lease Documents                         5.3(i)(vi)
Losses                                  6.2
Management Agreement                    5.3(h)
1996 Bonus                              4.12(c)
Orders                                  2.17
Park                                    Recital
Partnership Release                     5.3
Percentage Rent                         1.2(b)
Permits                                 1.1(a)
Permitted Liens                         2.9(a)
Prepaid Deposits                        1.1(a)
Principals                              Recital
Purchase Price                          1.3(a)
R&B                                     Recital
Real Property                           1.1(a)
Receivables                             4.14
Representatives                         4.2
Retained Liabilities                    1.2(b)
Sacramento Agreement                    5.3
Seller                                  Recital
Seller Required Consents                2.2
Shareholders                            Recital
Term                                    4.9
Territory                               4.9(a)
Transferred Contracts                   1.1(a)
Transferred Employees                   4.12(a)

     SECTION 9.2 INTERPRETATION. Unless the context otherwise requires, the terms defined in Section 9.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in Section 9.1, and those accounting terms used in this Agreement not defined in Section 9.1, except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     IN WITNESS WHEREOF, the undersigned have executed this Asset Purchase Agreement as of the date set forth above.


                                   PREMIER PARKS ACQUISITION CORP.



                                   By:
                                      --------------------------------
                                       Kieran E. Burke
                                       Chairman of the Board and
                                       Chief Executive Officer


                                   PREMIER PARKS INC.



                                   By:
                                      --------------------------------
                                       Kieran E. Burke
                                       Chairman of the Board and
                                       Chief Executive Officer



                                   CONCORD ENTERTAINMENT COMPANY

                                     By:FRE, INC. (FAMILY RECREATIONAL
                                        ENTERPRISES, INC.), general partner


                                     By:
                                      --------------------------------
                                      Name:
                                      Title:

                                     By:R&B ENTERTAINMENT LLC,
                                        general partner


                                     By:
                                      --------------------------------
                                      Name:
                                      Title:

                                     FRE, INC. (FAMILY RECREATIONAL
                                      ENTERPRISES, INC.)


                                     By:
                                        ------------------------------
                                        Name:
                                        Title:

                                     R&B ENTERTAINMENT LLC


                                     By:
                                        ------------------------------
                                        Name:
                                        Title:


                                   SHAREHOLDERS:

                                   THE JAMES E. FERRELL REVOCABLE
                                      TRUST


                                   By:
                                      --------------------------------
                                        James E. Ferrell, Trustee


                                   THE DAVID AND JULIE BUSCH TRUST


                                   By:
                                      --------------------------------
                                        Name:
                                        Title:  Trustee


                                      --------------------------------
                                      David L. Blosser



                                      --------------------------------
                                      John L. Hinsey

                                   --------------------------------
                                   William T. Criner




                                   --------------------------------
                                   Bradley A. Cochennet



                                   --------------------------------
                                   Donald R. Busch



                                   --------------------------------
                                   Tom Finholm


                                   MEMBERS:

                                   THE BROWN FAMILY TRUST


                                   By:
                                      -----------------------------
                                   David A. Brown, Trustee


                                   R&B PROPERTIES, INC.


                                   By:
                                      -----------------------------
                                         Name:
                                         Title:


                                   TKT DEVELOPMENT GROUP, L.P.

                                     By:                     , general partner
                                        ---------------------


                                     By:
                                        ---------------------------
                                           Name:
                                           Title:

                                   --------------------------------
                                   Daniel R. Gray



                                   --------------------------------
                                   Peter M. Reynolds



                                   --------------------------------
                                   Douglas C. Malby



                                   --------------------------------
                                   Charles A. Pearson